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                                                                    EXHIBIT 99.1









                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             TANKSAT SOLUTIONS, LLC












                                JANUARY 16, 2001






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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             TANKSAT SOLUTIONS, LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") is entered into as of January 16, 2001 (the "EXECUTION DATE"), among NCJV, LLC, a California limited liability company ("NC") and TankLink, LLC, a Delaware limited liability company ("TANKLINK"), a wholly owned subsidiary of DecisionLink, Inc ("DECISIONLINK"), a Delaware corporation.

                                    RECITALS

     A. NC and TankLink (each, a "MEMBER") wish to form a limited liability company to market a propane tank telemetry application on a global basis.

     B. The Members desire to enter into this Agreement in order to provide for the governance of the Company and to supercede any prior oral or written agreement regarding their respective rights and obligations as members of the Company.

     C. The Members desire to promote the long-term interests of the Company by providing customers, strategic partners, officers, managers and other employees of the Company with an incentive to promote the financial success of the Company through the future issuance of Class B Shares, subject to compliance with federal and state securities laws. The Class B Members will not be anticipated to make any capital contributions to the Company in exchange for their Class B Shares. The Class B Shares shall be non-voting and their only interest in the Company will be in future profits.

     D. The Company may issue other interests in the Company to other investors on such terms, which may include priority over existing Members, as the Board may determine.

     E. The Members anticipate that the Company will enter into contracts with each Member for: (i) specific services or products to be provided to the Company; or (ii) services to be provided to Affiliates of a Member by the Company.

     F. Certain of the defined terms used in this Agreement have the meanings referred to in Section 1.6.

     IN THIS FACTUAL CONTEXT, the Members, intending to be legally bound, agree as follows:

SECTION 1. FORMATION

     SECTION 1.1 FORMATION OF THE COMPANY. The Company has been organized as a Delaware limited liability company by the filing on or before the Execution Date of a Certificate of Formation with the Secretary of State (as originally filed and as amended


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or restated from time to time in accordance with this Agreement and the Act, the
"CERTIFICATE OF FORMATION"). A copy of the Certificate of Formation as filed on or before the Execution Date is attached to this Agreement as EXHIBIT A. To the fullest extent permitted by law, the Members shall not have any rights or obligations, pursuant to the Act or otherwise, except as expressly set forth in this Agreement or the Certificate of Formation.

     SECTION 1.2 NAME. The name of the Company is "TANKSAT SOLUTIONS, LLC" and all Company business shall be conducted under that name or any other names that comply with applicable law as the Board may select from time to time.

     SECTION 1.3 PURPOSE AND SCOPE.

     (a) The stated purpose of the Company shall be to engage in the worldwide marketing and sale of products used to measure the liquid level of compressed hydrocarbon vessels containing propane and the delivery of the corresponding tank data to Company customers subscribing for such service (the "PROPANE MONITORING SERVICE"). The Propane Monitoring Service shall also include, where applicable, the supply of the necessary software and operating systems to provide customers with a dispatch system for delivery vehicles, inventory control, and operational management tools for a propane usage system.

     (b) The markets for the Propane Monitoring Service shall be worldwide and shall include the market for tanks holding under 30,000 US gallons and the market for tanks holding over 30,000 US gallons.

     (c) The Members acknowledge that TankLink will provide the hardware to the Company that meets the needs of the propane industry to remotely monitor tank propane levels and have the data reported to the customer in a timely fashion. TankLink, through its expertise and partnerships with key communications systems, will assist in identifying the most viable communications medium for the Company's product that meets the environmental and financial needs of the propane industry.

     (d) Subject to Section 13.1, NC and Cornerstone Propane, L.P. ("CNO") will provide the basis for generating volume, through their own implementation of the Company's units and through the marketing to other North American and international customers, necessary for the Company to produce an affordable product. NC and CNO will provide the opportunity, at CNO facilities, for the Company to develop the first fully implemented Company product installation to serve as a model site for prospective customers. CNO will continue to provide the market and industry field operations and expertise that will help develop the Company hardware provided by TankLink into a market accepted product. NC will continue to create the resource management software to be delivered to the Company's customers as outlined in Section 13.5.

     (e) The Members acknowledge that CNO shall enter into a long-term service contract with the Company (the "LONG-TERM CNO COMMITMENT") as set forth in EXHIBIT B.


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     (f) NC's underlying principles and motivations in forming the Company are as follows:

         (1) NC is in the business of supplying propane (and related services) to residential, commercial, agricultural and industrial customers and NC desires to establish a method to remotely monitor propane levels in vessels in order to effect cost savings and increase efficiencies in the distribution of propane.

         (2) CNO has a substantial customer base and its operations would benefit from the remote monitoring of customers' propane vessels.

         (3) NC has developed software that integrates tank level data that can be used in customer routing applications.

         (4) NC offers market expertise in identifying and applying technological applications and NC offers marketing expertise in customer evaluation and justification of future product purchases.

         (5) NC believes that there is a large domestic and international market for a cost effective Propane Monitoring Service and that other propane suppliers would benefit from the Propane Monitoring Service and would be willing to contract for the Propane Monitoring Service at economically justified rates.

         (6) NC believes that upon final completion of TankLink's monitoring equipment utilizing sensors and satellite communication that a cost effective system can be established for monitoring its own tank installations, the tank installations of its domestic competitors and the tank installations of international propane suppliers.

     (g) TankLink's underlying principles and motivations in forming the Company are as follows:

         (1) TankLink has developed technology that will allow the measurement of fluid levels in propane tanks via satellite and other means.

         (2) TankLink is in the business of remotely monitoring assets and wishes to expand its market areas and the propane business provides a large-scale opportunity to do so.

         (3) TankLink believes that CNO can provide the initial installations necessary (first location and subsequent roll out) to justify the development of lower cost equipment for monitoring purposes within the propane industry.


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         (4) TankLink believes that given cost effective pricing, CNO intends to equip a majority portion of its installations over several years following successful completion of a developed TankSat product.

         (5) TankLink, through Intrex Data Communications Group ("INTREX"), a subsidiary of DecisionLink, is a value added reseller for Orbcomm LLC ("ORBCOMM") and its low-earth-orbit satellite communications system and that relationship could provide an avenue for entry into foreign markets for TankLink's other products and the Propane Monitoring Service.

         (6) TankLink believes that there is a large domestic and international market for a cost effective Propane Monitoring Service and that all propane suppliers would benefit from the Propane Monitoring Service and would be willing to contract for the Propane Monitoring Service at economically justified rates.

         (7) TankLink believes that NC has the necessary skills, experience and commitment to jointly market the Propane Monitoring Service to both U.S. domestic and international markets in partnership with TankLink.

     (h) TankLink acknowledges that CNO and Northwestern Corporation each hold fifty percent (50%) membership interests in NC. NC acknowledges that TankLink is a subsidiary of DecisionLink.

     (i) In accordance with Sections 9.1 and 11.1(e), each of the Members acknowledge that each of NC and TankLink, without the prior written consent of the other, may bring in additional investors to each of NC and TankLink so long as the interest retained by the current investors in each of NC and TankLink is more than 50%.

     (j) The Members acknowledge that much of the international marketing may be through partnerships established by Intrex through its license agreements with Orbcomm, Orbcomm's international licensees, and other satellite service providers (collectively referred to as the "SERVICE PROVIDERS"). It is further acknowledged that this may necessitate the formation of joint ventures or other business arrangements by Intrex with the Service Providers or their value added resellers in such international jurisdictions. However, if such joint ventures or business arrangements are necessary, then Intrex will make those joint ventures or business arrangements, as they pertain to the Propane Monitoring Service, available to the Company on a flow through basis.

     SECTION 1.4 TERM. The Company was formed on August 1, 2000 (the date upon which the Certificate of Formation was filed with the Secretary of State) and shall continue indefinitely unless dissolved pursuant to the terms of this Agreement or the Act.


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     SECTION 1.5 OFFICE; AGENT; LOCATIONS.

     (a) REGISTERED OFFICE AND AGENT. The registered agent for the service of process and the registered office required by the Act to be maintained in the State of Delaware shall be that Person and location reflected in the Certificate of Formation. The Board may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event that the registered agent ceases to act as such for any reason or the registered office shall change, the Board shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be, provided, however, that if the Board fails to so designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

     (b) LOCATION. The initial principal office of the Company shall be located at 432 Westridge Drive, Watsonville, California 95076. The Board may change the principal office from time to time.

     SECTION 1.6 DEFINED TERMS. As used in this Agreement, capitalized terms shall have the meanings set out on Appendix 1.

SECTION 2. CAPITALIZATION OF THE COMPANY

     SECTION 2.1 INITIAL CAPITAL CONTRIBUTIONS. The Class A Members shall provide the Company with its initial capitalization of $100,000 in the ratio of fifty percent (50%) from NC and fifty percent (50%) from TankLink (the "INITIAL CAPITAL CONTRIBUTIONS").

     SECTION 2.2 ADDITIONAL CAPITAL CONTRIBUTIONS. The Class A Members may be requested to make capital contributions in accordance with the budget approved by the Board or capital contributions in excess of the budget when approved in accordance with this Section 2.2 (the "ADDITIONAL CAPITAL CONTRIBUTIONS"). The Board has approved an initial budget only through February 2001, a copy of which is attached as EXHIBIT C. If the Company's Chief Executive Officer and Chief Operating Officer determine that a request should be made for Additional Capital Contributions they shall provide a written notice to each Class A Member and the Board of (i) the total amount of Additional Capital Contributions required, (ii) the reason the Additional Capital Contributions are required, and (iii) the amount of each Member's proportionate share of the total Additional Capital Contributions based upon their existing Percentage Interests. Before any Additional Capital Contributions are required to be paid, they must be approved by the Board in accordance with Section 5 and by the Class A Members in accordance with Section 4. The Class A Members shall contribute the Additional Capital Contributions to the Company in readily available funds in proportion to their then Percentage Interests within 30 days after receipt of notice of the Board's approval. If any Class A Member fails to make an Additional Capital Contribution within the 30-day period, the Chief Executive Officer shall, or any member of the Board may, send a written delinquency notice to the Member. The Member's failure to make the


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Additional Capital Contribution within five (5) Business Days after receipt of the delinquency notice shall be a failure to contribute for purposes of Section 2.3.

     SECTION 2.3 FAILURE TO CONTRIBUTE. If a Class A Member fails to contribute its Proportionate Share of any Additional Capital Contribution when due or fails to make any Additional Capital Contribution within the 5-Business Day period following the 30-day period described in Section 2.2 (a "NONCONTRIBUTING MEMBER") then the other Class A Member shall have the following remedies in the following order:

     (a) Subject to the agreement of the Noncontributing Member, the other Class A Member may contribute the Noncontributing Member's Proportionate Share of the Additional Capital Contribution. A contribution on behalf of a Noncontributing Member is referred to as a "DEFICIT CONTRIBUTION" and shall be added to the Noncontributing Member's Capital Account. A Class A Member (the "CONTRIBUTING MEMBER") who makes a Deficit Contribution shall be entitled to receive distributions under Section 3.1 that would otherwise be distributed to the Noncontributing Member until the Contributing Member receives a special adjusting distribution equal to the Deficit Contribution plus 12% per annum cumulative but not compounded (the "SPECIAL ADJUSTMENT"). The Members agree that no portion of the Special Adjustment shall be treated as interest by any Member. Amounts that would otherwise be distributable to the Noncontributing Member shall be paid directly to the Contributing Member until it has received the amount of the Special Adjustment and the Special Adjustment shall be treated on the books of the Company as distributions to the Noncontributing Member under Sections 3.1 or 12.3, and the distributions shall not affect the allocations of Net Income or Net Loss. If the Members do not agree to a Deficit Contribution with a Special Adjustment, then, and only then shall (b) apply.

     (b) Subject to the agreement of the Noncontributing Member, the other Class A Member may make a Deficit Contribution and adjust the Percentage Interests and the Capital Account balances of the Contributing Member and the Noncontributing Member, as follows: divide (i) the amount of the Deficit Contribution which was made by the Contributing Member by (ii) the total Unreturned Capital (including any Deficit Contributions) of the Members, and multiply the quotient thereof by 100% (the "CAPITAL ADJUSTMENT"). The result of the foregoing computation shall be expressed as a percentage, and rounded to the nearest hundredth place, and the percentage amount shall be added to the Contributing Member's Percentage Interest and shall be subtracted from the Noncontributing Member's Percentage Interest. At the time of the adjustment in the Percentage Interests, the Capital Account balances of the Contributing Member and the Noncontributing Member shall be adjusted so that, if the aggregate Capital Account balances of the Members were distributed in cash to the Members pursuant to Section 3.1 (immediately following the adjustment to the Percentage Interests pursuant to this paragraph), each Member's Capital Account balance would equal zero after such distribution. If the Members do not agree to a Deficit Contribution with a Capital Adjustment then, and only then shall (c) apply.

     (c) The other Class A Member may buy the Noncontributing Member's Membership Interest pursuant to Section 11.3(b).


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     (d) THE MEMBERS ACKNOWLEDGE THAT THE REMEDIES IN THIS AGREEMENT FOR A
MEMBER'S FAILURE TO CONTRIBUTE CAPITAL ARE REASONABLE UNDER THE CIRCUMSTANCES THAT EXIST AS OF THE EXECUTION DATE.

     SECTION 2.4 CAPITAL ACCOUNTS. A separate Capital Account (a "CAPITAL ACCOUNT") shall be maintained for each Member for the full term of this Agreement in accordance with the capital accounting rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations. Pursuant to the basic rules of
Section 1.704-l(b)(2)(iv) of the Treasury Regulations, the balance in each Member's Capital Account shall be:

     (a) increased by the amount of money contributed by the Member (or the Member's predecessor in interest) to the capital of the Company pursuant to this
Section 2 and decreased by the amount of money distributed to the Member (or the Member's predecessor in interest) pursuant to Section 3 or Section 12 of this Agreement;

     (b) increased by the fair market value of each item of property (determined with regard to Section 7701(g) of the Code) contributed by the Member (or the Member's predecessor in interest) to the capital of the Company pursuant to this
Section 2 (net of all liabilities secured by the property that the Company is considered to assume or take subject to, under Section 752 of the Code) and decreased by the fair market value of each item of property (determined without regard to Section 7701(g) of the Code) distributed to the Member (or the Member's predecessor in interest) by the Company pursuant to Section 3 or
Section 12 of this Agreement (net of all liabilities secured by the property that the Member is considered to assume or take subject to, under Section 752 of the Code);

     (c) increased by the amount of Net Income and items of income or gain allocated to the Member (or the Member's predecessor in interest) pursuant to
Section 3 of this Agreement;

     (d) decreased by the amount of Net Loss and items of loss or expense allocated to the Member (or the Member's predecessor in interest) pursuant to
Section 3 of this Agreement;

     (e) to the extent that Company property is reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of the property, adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations to Members of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to the property;

     (f) adjusted as provided in Section 2.3 upon a Member's failure to make Initial Capital Contributions or Additional Capital Contributions; and

     (g) otherwise adjusted in accordance with the other Capital Account maintenance rules of Section 1.704-l(b)(2)(iv) of the Treasury Regulations.


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     SECTION 2.5 VALUATION OF COMPANY ASSETS. The book values of all Company assets shall be adjusted to equal their respective fair market values (taking Code Section 7701(g) into account), as reasonably determined by the Board, upon the occurrence of any of the following events: (i) a contribution of money or property (other than an immaterial amount) to the Company by a new or existing Member as consideration for a Membership Interest; (ii) a distribution of money or property (other than an immaterial amount) by the Company to a Member as consideration for a Membership Interest; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) of this sentence shall be made only if the Board reasonably determines that the adjustments are necessary or appropriate to reflect the relative economic interests of the Members. Any adjustments shall be reflected by corresponding adjustments to the Capital Accounts which reflect the manner in which the unrealized income, gain, loss, or deduction inherent in the property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of the assets for fair market values.

     SECTION 2.6 WITHDRAWALS. Except as provided in this Agreement, a Member shall not be entitled to (1) withdraw from the Company any part of the Member's Initial Capital Contributions or any Additional Capital Contributions or (2) receive any distributions, whether of money or property, unless unanimously approved by the Board.

SECTION 3. DISTRIBUTIONS AND ALLOCATIONS

     SECTION 3.1 NONLIQUIDATING DISTRIBUTIONS. Except as otherwise provided in
Section 12 and subject to the provisions of Section 2.3(a), Distributable Cash shall be allocated and distributed to the Members as follows:

     (a) First, to the Class A Members in proportion to their Percentage Interests until distributions under this section equal the Class A Member's total capital contributions plus the Preferred Return;

     (b) Thereafter, to the Class A Members and the Class B Members in proportion to their Percentage Interests.

     SECTION 3.2 ALLOCATION OF NET INCOME. After giving effect to the special allocations set forth in Section 3.4, Net Income for any Fiscal Year or other taxable period shall be allocated among the Members as of the end of the Fiscal Year or other period as follows:

     (a) First, to the Class A Members in proportion to their Percentage Interests until distributions under this section equal the Preferred Return;


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     (b) Thereafter, Net Income shall be allocated to the Class A Members and
Class B Members in proportion to their Percentage Interests as in effect at the end of the Fiscal Year or other period.

     SECTION 3.3 ALLOCATION OF NET LOSS. After giving effect to the special allocations set forth in Section 3.4, Net Loss for any Fiscal Year or other taxable period shall be allocated among the Members as of the end of the Fiscal Year or other period as follows:

     (a) First, Net Loss shall be allocated to the Class A Members and Class B Members in proportion to their Percentage Interests to the extent they have previously been allocated income under Section 3.2(b);

     (b) Next, Net Loss shall be allocated to the Class A Members in proportion to their Percentage Interests; and

     (c) In no event shall Net Loss be allocated to any Class A Member if the allocation would reduce the Class A Member's Capital Account balance to a deficit amount which is greater than the amount the Class A Member is deemed obligated to restore to its Capital Account pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5).

     SECTION 3.4 SPECIAL ALLOCATIONS. Prior to making the allocations described in Sections 3.2 and 3.3, Company income, gain, loss and deduction shall be allocated in accordance with the following provisions and applied in the following order:

     (a) Except as otherwise provided in Section 1.704-2(f) of Treasury Regulations, if there is a net decrease in Company Minimum Gain (as defined below) during any Company taxable year, each Member shall be specially allocated items of Company income and gain for the year (and, if necessary, subsequent years) in an amount equal to the portion of the Member's share of the net decrease of Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(j)(2). This Section 3.4 is intended to comply with the "minimum gain chargeback" requirements of Treasury Regulations
Section 1.704-2(f) and shall be interpreted consistently with those regulations. "COMPANY MINIMUM GAIN" shall have the same meaning as "partnership minimum gain" in Treasury Regulations Section 1.704-2(b)(2).

     (b) If a Member unexpectedly receives an adjustment, allocation or distribution of any item described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and the adjustment, allocation or distribution creates a deficit balance in the Member's Capital Account in excess of the amount the Member is deemed obligated to restore to its Capital Account pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5) (an "EXCESS DEFICIT"), items of income and gain shall be allocated to the Member in an amount and manner sufficient to eliminate the excess


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deficit as soon as possible. Solely for purposes of applying this Section 3.4, each Member's Capital Account shall be reduced to the extent of adjustments, allocations or distributions described in subparagraphs (4), (5) and (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) which are reasonably expected as of the end of the taxable year. This Section 3.4(b) is intended to comply with the "qualified income offset" provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and these provisions shall be interpreted, and allocations hereunder shall be made, in conformity with the regulations.

     (c) Nonrecourse Deductions for any taxable year or other period shall be allocated to the Members in proportion to their Percentage Interests. The term "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

     (d) If the Internal Revenue Service reallocates an item of income, deduction, or loss to a Member pursuant to Code Section 482 (the "MEMBER SECTION 482 ALLOCATION"), and the Company has a corresponding correlative item of deduction, loss or income (as determined under Regulation section 1.482-1(g)) (the "COMPANY CORRELATIVE ITEM"), the Company Correlative Item shall be specially allocated to the Member that received the Member Section 482 Allocation.

     (e) If the Internal Revenue Service reallocates an item of income, deduction or loss to the Company pursuant to Code Section 482 (the "COMPANY
SECTION 482 ALLOCATION"), and a Member has a corresponding correlative item of deduction, loss or income (as determined under Regulation section 1.482-1(g)) (the "MEMBER CORRELATIVE ITEM"), the item of income, deduction or loss constituting the Company Section 482 Allocation shall be specially allocated to the Member who received the Member Correlative Item.

     (f) The allocations set forth in Section 3.2 through Section 3.4, inclusive (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b). The Regulatory Allocations shall be taken into account in allocating other net profits, net losses, and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of the allocations of other net profits, net losses, and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

     SECTION 3.5 TAX ALLOCATIONS. Except as otherwise provided in the second sentence of this Section 3.5, all items of Company taxable income, gain, loss and deduction shall be allocated among the Members consistent with the allocations of Net Income and Net Loss under Sections 3.2 and 3.3. If Company property is reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of the property, then depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to the property, shall be determined and allocated among the Members, solely for tax purposes, so as to take

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account of the variation between the adjusted tax basis and the book value of the property using the remedial method under Treasury Regulations Section 1.704-3(d)(1).

     SECTION 3.6 OTHER ALLOCATION AND DISTRIBUTION RULES.

     (a) For purposes of determining Net Income or Net Loss, or any other items allocable to any period, Net Income, Net Loss and any other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and under Treasury Regulations.

     (b) Any amounts withheld by the Company pursuant to the Code or any provision of any state or local law with respect to any allocation or distribution to a Member shall be treated as a distribution to the Member for all purposes under this Agreement.

     (c) If the Internal Revenue Service reallocates an item of income to the Company, then any cash received by the Company from the Member from which the item was reallocated in respect of the reallocation shall be immediately distributed to the Member.

     (d) If the Internal Revenue Service reallocates an item of income to a Member, then the Member shall immediately contribute to the capital of the Company an equivalent amount of cash which shall thereupon be paid to the Member.

     (e) If the Internal Revenue Service makes any other reallocation, the Company shall, to the extent possible, specially allocate the reallocated items or correlative items so as to eliminate the effect of the special allocation, and the Company and the affected member shall, to the extent possible, make the distributions, contributions and payments as shall be necessary to maintain the Members' Capital Accounts in the position they would have been had the Internal Revenue Service made no reallocations under Section 482.

     (f) No Member shall become entitled to any distribution from the Company until the distribution is actually paid by the Company. No Member has any right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

     (g) If any asset of the Company is to be distributed in kind to one or more Members, the asset shall be valued at its fair market value (taking Code Section 7701(g) into account) on the date of distribution, and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, or deduction inherent in the asset (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of the asset at its fair market value on the date of distribution.

     (h) No distribution shall be made by the Company if the distribution is prohibited by Sections 18-607 and/or 18-804 of the Act or other applicable law. Any Member who receives a distribution from the Company, which is determined to have been prohibited by Section 18-607 and/or 18-804 of the Act, shall, within 30 days following notice, return the distribution to the Company.

     (i) In the event the Company elects to be taxed as a corporation, then the provisions relating to partnership taxation shall no longer apply to the Company.

     SECTION 3.7 INTEREST ON CAPITAL. Except as otherwise expressly provided in this Agreement, no Member shall receive any interest on its capital contributions or its Capital Account.

     SECTION 3.8 DETERMINING NET INCOME AND NET LOSS. "NET INCOME" and "NET LOSS" shall mean, for each Fiscal Year or other taxable period, an amount equal to the Company's taxable income or loss for the year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income that is exempt from federal income tax shall be added to the Company's gross income;

     (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated by Treasury Regulations as if described in that section) shall be treated as a deduction of the Company;

     (c) Gain or loss from any disposition of Company property shall be computed with reference to the book value of the property if its book value differs from its adjusted tax basis;

     (d) If the book value of any Company property differs from its adjusted tax basis, depreciation, amortization, or other cost recovery deductions with respect to the property shall be computed with reference to the book value;

     (e) Any items which are specially allocated pursuant to Section 3.4 of this Agreement shall be taken into account prior to computing, and shall be excluded from the computation of, Net Income or Net Loss for purposes of this Section 3.8; and

     (f) Any other adjustments that the Board determines are necessary to comply with Treasury Regulations Section 1.704-1(b) shall be made.

SECTION 4. MEMBERS

     SECTION 4.1 OWNERSHIP RIGHTS. Ownership rights of the Members in the Company are reflected in Membership Interests.

     (a) Class A Members shall have the voting and management rights provided in this Agreement, the interest in profits, losses and distributions provided for in this Agreement and the rights to receive corporate stock in any conversion of the Company into a corporation. The Class A Members shall have all residual rights of Members under this Agreement or under the Act not specifically granted to another class of Members.

     (b) Class B Members shall have no voting or management rights and shall have the right to profits, losses and distributions provided for in this Agreement and the rights to receive corporate stock in any conversion of the Company into a corporation. The Class B Members shall have no rights other than those specifically enumerated in this Agreement. A Class B Member's Percentage Interest shall be a fixed percentage based upon the number of Class B Shares held by the Class B Member.

     SECTION 4.2 LIMITED LIABILITY. Except as otherwise required by any non-waivable provision of the Act, other applicable law, or as expressly set forth in this Agreement: (a) no Member shall be personally liable in any manner whatsoever for any debt, liability or other obligation of the Company, whether the debt, liability or other obligation arises in contract, tort, or otherwise; and (b) to the fullest extent permitted by law, no Member shall in any event have any liability whatsoever in excess of (i) the total amount of its Initial Capital Contribution and any Additional Capital Contributions, (ii) its share of any assets and undistributed profits of the Company, and (iii) the amount of any wrongful distribution to a Member, if, and only to the extent, the Member has actual knowledge (at the time of the distribution) that the distribution is made in violation of Section 18-607 or Section 18-804(c) of the Act.

     SECTION 4.3 ADMISSION OF ADDITIONAL MEMBERS. After the Execution Date and subject to compliance with federal and state securities laws, no Person (other than an Affiliate of a Class A Member pursuant to Section 9.1 or employees of the Company pursuant to an employee stock option or equity plan approved by the Board) shall be admitted as a Member of the Company without the prior written approval of each Class A Member.

     SECTION 4.4 MEMBERS NOT AGENTS. Pursuant to the provisions of Section 5 and the Certificate of Formation, the management of the Company is vested in the Board. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member acting as an agent bind, nor execute any instrument on behalf of, the Company.

     SECTION 4.5 VOTING RIGHTS. Except as expressly provided in this Agreement or in the Certificate of Formation, only Class A Members shall have voting, approval or consent rights with respect to matters subject to a vote, approval or consent of the Members. Unless otherwise specified, the approval or consent requires a majority of the Percentage Interests held by Class A Members who are entitled to vote. Each of the following actions by the Company requires the unanimous approval of the Class A Members as long as each Class A Members's Percentage Interest exceeds forty percent (40%):

     (a) Approval of the budget or material changes to the budget or proposals to raise capital by seeking Additional Capital Contributions from Class A Members;

     (b) any merger of the Company with or into another business entity;

     (c) the dissolution of the Company pursuant to Section 12;

     (d) proposals to borrow money or to incur debt other than as set out in the approved budget plus allowable budget over-runs;

     (e) proposals to make distributions to the Members pursuant to Section 3 or otherwise; and

     (f) any amendment of this Agreement or the Certificate of Formation.

The resolution of any dispute as to whether a proposed action is included within
Section 4.5(a)-(f) shall require a vote of the Class A Members.

     SECTION 4.6 ACTIONS BY MEMBERS. A Member shall not act or make any public statements on behalf of the Company unless specifically authorized to do so by the other Member or by express provisions of this Agreement or as required by law.

SECTION 5. MANAGEMENT OF THE COMPANY

     SECTION 5.1 INITIAL START-UP MANAGEMENT. The powers of the Company shall be exercised and its business conducted by the Members for the initial start-up period of the Company. Management of the Company pursuant to Section 5.2 and formal Board meetings in accordance with Section 5.4 shall commence on a date as agreed to by the Members but in any event not later than 120 days from the date of signing this Agreement.

     SECTION 5.2 POWERS OF THE BOARD OF DIRECTORS.

     (a) GENERAL POWERS. Subject to Sections 4.5 and 5.1, the powers of the Company shall be exercised and its business conducted by the Board, except as may be otherwise provided by the Certificate of Formation. Unless otherwise stated, the authority and duties of the Board will be substantially similar to the authority and duties of a board of directors of a Delaware corporation. The Board shall have responsibility for establishing the bylaws, policies and operating procedures with respect to the business and affairs of the Company and for making all decisions as to all matters which the Company has authority to perform. All decisions with respect to the management and control of the Company approved by the Board shall be binding upon the Company and all Members. The Board shall delegate, unless the Board determines otherwise, certain management functions to one or more officers appointed by the Board. The officers shall be responsible for performing, or causing to be performed, the duties described in this Agreement, and in the Business Plan and for assuring that the Company does not act in contravention of Section 4.5 of this Agreement.

     (b) VOTING: MAJORITY. Except as otherwise provided in this Agreement, actions of the Board may be approved by a majority of the members of the Board.

     (c) ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS. The Board may authorize the Company to issue additional Membership Interests on any terms and for any capital contributions that the Board may determine in its sole discretion. The issuance of additional Membership Interests may have priority over any other Member's Interests in profits, losses and distributions or in voting or management, provided however the impact of the grant of the new interests in profits, losses and distributions or in voting or management shall be fairly apportioned among all Members, as reasonably determined by the Board.

     SECTION 5.3 MEMBERS OF THE BOARD OF DIRECTORS.

     (a) NUMBER; DESIGNATION. The Board shall initially consist of four (4) members (the "DIRECTORS"). Each Class A Member may designate two (2) individuals to serve as Directors. The number of Board members may be increased upon the Unanimous Vote of the current Board members, so long as the Class A Members have equal Percentage Interests. Should the Class A Members' Percentage Interests be adjusted pursuant to Section 2.3(b), then the Board representation shall be adjusted as agreed upon by the Class A Members to equitably reflect the adjustment in Percentage Interests. The Class A Members' initial appointees shall be the individuals whose names are set forth in EXHIBIT D. If for any reason, the Directors shall not have been elected at an annual meeting following the appointment of the initial representatives, they may be elected as soon as it is convenient.

     (b) REMOVAL; REPLACEMENT. Each Class A Member may remove or replace any director it has appointed by written notice to that effect to the other Member.

     (c) RESIGNATION. Any Director may resign by delivering a written resignation to the Company at its principal office or to the Chief Executive Officer, the Secretary or directly to the Board. A resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     (d) TIME COMMITMENT. The Directors shall devote such time as shall be reasonably necessary to manage and operate the business affairs of the Company.

     SECTION 5.4 BOARD MEETINGS.

     (a) MEETING LOCATION. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

     (b) FIRST MEETING. The first meeting of each newly elected Board shall be held at a time and place as shall be fixed by the vote of the Class A Members at the annual meeting and no notice of a meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the Class A Members to fix the time or place of the first meeting of the newly elected Board, or in the event the meeting is not held at the time and place so fixed by the Members, the meeting may be held at a time and place as shall be specified in the notice given for special meetings of the Board, or as shall be specified in a written waiver signed by all of the Directors.

     (c) REGULAR MEETINGS; NOTICE AND LOCATION. Regular meetings of the Board may be held with notice or pursuant to a written waiver of notice at a time and at a place as shall from time to time be determined by the Board on at least a semi-annual basis; provided, however, that any Director who is absent when a determination is made shall be given waivable notice of the determination.

     (d) SPECIAL MEETING: LOCATION. Special meetings of the Board may be held at any time and place, within or without the State of Delaware, and shall be called by the Chairman of the Board.

     (e) SPECIAL MEETING: NOTICE. Notice of special meetings of the Board shall be given to each Director by the Chief Executive Officer. Notice shall be duly given to each Director (a) by telephone 48 hours in advance of the meeting, or
(b) by sending a telegram, telex or facsimile or delivering written notice by hand, to his or her last known business or home address at least 48 hours in advance of the meeting. A notice of a Board meeting need not specify the purposes of the meeting.

     (f) CONDUCT OF BOARD DISCUSSIONS. Unless otherwise restricted by the Certificate of Formation or this Agreement, Directors may participate in a Board meeting by means of video or telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and the participation in a meeting shall constitute presence in person at the meeting.

     (g) QUORUM; MAJORITY VOTE. Attendance by all of the Directors shall constitute a quorum for the transaction of business. When a quorum is present at any Board meeting, the vote of a majority of Directors present shall be sufficient to take any action, except as may be otherwise specifically provided in this Agreement, by statute or by the Certificate of Formation. Each Board member shall have one vote.

     (h) UNANIMOUS WRITTEN CONSENT; PROXIES. Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at any Board meeting may be taken without a meeting, if all Board members consent in writing, and the writing or writings are filed with the minutes of proceedings of the Board. Each Director shall be entitled to authorize another person or persons, at the Director's sole discretion, to vote or act on his or her behalf by written proxy executed by that Director or his or her authorized agent and delivered to the other Directors. No proxy shall be voted or acted upon after three (3) years from the date of its execution unless the proxy provides for a longer period.

     (i) RECORDS OF MEETINGS AND BUSINESS PLAN. A written record of all Board meetings and all decisions made by it shall be kept by the Board in the records of the Company, and shall be initialed or signed by an officer appointed by the Board. The Secretary shall provide each Member with copies of any Board minutes whenever the minutes are prepared. The approval of the Business Plan, and any amendments, will be evidenced by the signing or initialing of a copy of the approved version by a designated representative of the Board.

     (j) DECISIONS AFFECTING OFFICERS. Decisions affecting personnel matters with respect to the Chief Executive Officer or Chief Operating Officer will be taken in a meeting of the Board at which the affected officers will not be present. Other provisions of Section 5 notwithstanding, decisions regarding hiring, firing or changes to the compensation of the Chief Executive Officer or the Chief Operating Officer shall require the unanimous approval of the Directors.

     (k) COST REIMBURSEMENT FOR DIRECTORS. Reasonable out of pocket costs and expenses of the Chief Executive Officer and the Chief Operating Officer associated with attending regular or special Board meetings shall be paid by the Company. Reasonable out of pocket costs and expenses of the directors shall be paid by the Company.

     SECTION 5.5 OFFICERS OF THE COMPANY.

     (a) DESIGNATED OFFICERS; DUTIES. The officers of the Company shall be chosen by the Board and shall consist of a President designated as the Chief Executive Officer, a senior officer designated as the Chief Operating Officer, a Secretary and the officers and vice-presidents as the Board may from time to time deem appropriate, with the titles as the Board may from time to time deem appropriate. Any number of offices may be held by the same person, unless the Certificate of Formation or this Agreement provides otherwise. The officers shall hold their offices for the relevant terms and shall exercise the powers and perform the duties as shall be determined from time to time by the Board.

     (b) BOARD APPOINTMENT. The Board shall choose a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer and a Secretary. No officer need be an employee or agent of a Member.

     (c) TERM. The officers of the Company shall hold office until their resignation, retirement or removal. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

     (d) RESIGNATION. Any officer may resign by delivering a written resignation to the Company at its principal office or to the Chief Executive Officer or the Secretary. A resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     (e) COMPENSATION AFTER RESIGNATION. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of a removal, whether compensation be by the month or by the year or otherwise, unless compensation is expressly provided in a duly authorized written agreement with the Company.

     (f) VACANCIES. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for any period as it may determine any offices other than those of Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Secretary. Each successor shall hold office for the un-expired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

     SECTION 5.6 CHAIRMAN OF THE BOARD. The Board shall appoint from among the eligible members of the Board a Chairman of the Board (the "CHAIRMAN") who shall perform the duties and possess the powers as are assigned to him or her by the Board, including, but not limited to conducting all meetings of the Board. The Chairman shall not simultaneously hold the position of Chairman and any position as an officer of the Company. Each Chairman shall serve a term of six (6) months. The Chairman's position shall alternate between an individual appointed to the Board by NC and an individual appointed to the Board by TankLink

     SECTION 5.7 CHIEF EXECUTIVE OFFICER.

     (a) The Chief Executive Officer shall (i) be responsible for the future development and profitability of the business and the Company, (ii) conduct the business on a day-to-day basis in accordance with the standard of care required of prudent and experienced chief executive officers of Delaware corporations, and will use commercially reasonable efforts to conduct the business in accordance with this Agreement and with the approved Business Plan for the applicable Fiscal Year and other guidelines as may be adopted by the Board,
(iii) perform the duties assigned to him or her under this Agreement and (iv) carry out all decisions and resolutions of the Board.

     (b) Subject to the limitations set forth in this Agreement and the guidelines adopted by the Board, the Chief Executive Officer, on behalf of the Company, shall have the power and authority to enter into contracts on behalf of the Company, to execute and deliver deeds, leases, mortgages, assignments, bills of sale, releases and other instruments and documents and to make expenditures as are required to implement the Business Plan, but only to the extent that the aggregate of any the expenditures and amounts required to be paid by the Company under any contracts, deeds, leases, assignments, bills of sale, releases and other instruments and documents do not exceed the aggregate expenditures provided for in the Business Plan by more than an amount to be determined by the Board, or which have otherwise been approved by the Board; provided, however, that the Chief Executive Officer may incur expenditures in emergency circumstances which do not allow the Chief Executive Officer to seek approval from the Board on an expedited basis and where the Chief Executive Officer acts to protect the best interests of the Company.

     (c) To the extent not specifically enumerated in this Agreement, the Chief Executive Officer shall have the same powers as customarily bestowed upon, and the same duties of, a chief executive officer of a Delaware corporation.

     SECTION 5.8 CHIEF OPERATING OFFICER.

     (a) The Chief Operating Officer shall (i) be responsible for the overall operations of the business and the Company, (ii) conduct the operations of the Company on a day-to-day basis in accordance with the standard of care required of prudent and experienced senior executives performing similar functions in accordance with customary industry standards, and will use commercially reasonable efforts to conduct the operations of the Company in accordance with the approved Business Plan for the applicable Fiscal Year and other guidelines as may be adopted by the Board, (iii) perform the duties assigned to him or her under this Agreement and (iv) carry out all decisions and resolutions of the Board.

     (b) Subject to the limitations set forth in this Agreement and the guidelines adopted by the Board, the Chief Operating Officer shall manage the day-to-day operations of the Company and provide advice and counsel to the Chief Executive Officer and the Board on operations, policy and long range planning issues relating to all Company activities. He or she shall maintain an up-to-date, in depth, and comprehensive knowledge of all significant policy, long range planning, and operational issues relating to the Company.

     (c) To the extent not specifically enumerated in this Agreement, the Chief Operating Officer shall have the same powers as customarily bestowed upon, and the same duties of, a chief operating officer of a Delaware corporation.

     SECTION 5.9 SECRETARY. The Secretary shall attend, or designate at his or her discretion an alternate to attend, all Board meetings and record all the proceedings of meetings in a minute book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all special meetings of the Board, and shall perform other duties as may be prescribed by the Board or Chief Executive Officer, under whose supervision he or she shall be.

SECTION 6. DISPUTE RESOLUTION

     SECTION 6.1 DISPUTE; CONFIDENTIALITY.

     (a) Any Board Deadlock shall be subject to private negotiation among the Class A Members, and if then not resolved shall be subject to non-binding mediation, both as set forth below, before any Class A Member may institute litigation. Each Member agrees that any Board Deadlock, and all matters concerning any Board Deadlock, will be considered confidential and will not be disclosed to any Person outside the Company except as provided below with respect to the mediation or as otherwise required by applicable laws. The buy/sell provisions of Section 6.4 may be implemented in accordance with their terms at any time after the mediation of a Board Deadlock.

     (b) A "BOARD DEADLOCK" shall be deemed to exist if the Board is unable to reach agreement by the vote required by Section 5 on any matter set forth in this Agreement or on any other matter requiring the approval of the Board, after any matter has been submitted to the Board for consideration at two successive meetings. For the purposes of this section a Board Deadlock shall include deadlocks in matters submitted for the vote of the Class A Members not resolved within two weeks of the deadlock vote.

     SECTION 6.2 PRIVATE NEGOTIATION. If a Board Deadlock occurs, the Class A Members agree to negotiate in good faith to resolve the Board Deadlock among themselves. If the negotiations do not resolve the Board Deadlock to the reasonable satisfaction of all Class A Members within 15 days following the commencement of negotiations, then each Class A Member shall give notice to the other Class A Member identifying the representative designated by the Member to meet in person with the other Member's representative. The representatives identified by the Class A Members shall meet in person for one day during the 5-day period following the expiration of the 15-day period referred to in the preceding sentence and the representatives shall attempt in good faith to resolve the Board Deadlock. The meeting shall be held in San Francisco, California, at a location designated by the first Class A Member's representative to be named and may be attended only by the Class A Members' representatives and by one assistant for each representative. If the representatives are unable to resolve the Board Deadlock, then the Board Deadlock shall be submitted to mediation pursuant to Section 6.3.

     SECTION 6.3 MEDIATION.

     (a) Within 15 days following the representatives' meeting described in
Section 6.2, any Class A Member may initiate non-binding mediation (the "MEDIATION"), conducted by a retired judge or other mediator who is a member of Judicial Arbitration & Mediation Services, Inc./Endispute ("JAMS") or other agreed upon mediator. Any Class A Member or the Company may initiate the Mediation by written notice to the other Class A Member. The date the notice is given is called the "MEDIATION INITIATION DATE."

     (b) The mediator shall be a retired judge or other mediator, selected by mutual agreement of the Class A Members, and if they cannot agree within 15 days after the Mediation Initiation Date, the mediator shall be selected through the procedures JAMS regularly follows. The Mediation shall be held within 15 days after the Mediator is selected, or any longer period as the Members and the mediator mutually decide.

     (c) If the Board Deadlock is not fully resolved by mutual agreement of the Class A Members as a result of the Mediation, upon completion of the Mediation any Member may commence binding arbitration proceedings administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules (the "ARBITRATION RULES") and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction hereof. However, nothing in this
Section 6 shall limit a Class A Member's right to seek an injunction or restraining order in circumstances where that relief is deemed necessary to preserve assets.

     (d) The Company shall bear the cost of the mediator's and arbitrator's fees and expenses, but each Class A Member shall pay its own attorneys' and expert witness fees and any other associated costs.

     SECTION 6.4 BUY/SELL

     (a) If a Board Deadlock has not been resolved within 15 days after the completion of the mediation under Section 6.3, then any Class A Member (other than a Member as to whom there is an outstanding Event of Default) (the "INITIATING MEMBER") shall have the right to cause the other Class A Member (the "RESPONDING MEMBER") either to purchase the Initiating Member's Membership Interest or to sell the Responding Member's Membership Interest to the Initiating Member. The Initiating Member may exercise this right by delivering written notice to the Responding Member and to the Company's Accountant (the "BUY/SELL NOTICE"), setting forth the Initiating Member's estimate of the Company Value. If a Buy/Sell notice is delivered, the Company shall not make any distributions to Members until after the closing of the purchase and sale of Membership Interests or until the buy/sell procedures of this Section 6.4 are otherwise terminated.

     (b) Within 20 days after receipt of the Buy/Sell Notice, the Company's Accountant shall, based upon the Company Value set forth in the Buy/Sell Notice, compute the amount of distributions each Member would receive if the Company were dissolved following a sale and assignment of all of the assets and liabilities of the Company in exchange for cash equal to the Company Value. The calculation of the amount of distributions to each Member shall be based upon the then-current Percentage Interests of the Class A Members. The Company Accountant shall send to each Class A Member a summary of its computations.

     (c) Within 30 days following receipt of the Company's Accountant's computations, the Responding Member shall notify the Initiating Member whether the Responding Member elects (1) to purchase the Initiating Member's Membership Interest for a cash sum equal to the aggregate amount the Initiating Member would receive in dissolution of the Company (as determined by the Company's Accountant), or (2) to sell to the Initiating Member the Membership Interest of the Responding Member for a cash sum equal to the aggregate amount the Responding Member would receive in dissolution of the Company (as determined by the Company's Accountant). If the Responding Member fails to make any election within the 30-day period, the Responding Member shall be deemed to have elected to sell its Membership Interest to the Initiating Member.

     (d) Within seven (7) days following the Responding Members' election (or deemed election) to buy or sell, the Member purchasing (the "BUYING MEMBER") the Membership Interest of the Selling Member (the "SELLING MEMBER") shall deposit into an escrow account established for the purpose of completing the sale (the "BUY/SELL DEPOSIT") an amount equal to 20% of the purchase price. The closing of the purchase and sale shall take place through the escrow on a date selected by the purchaser, but not more than 60 days following the Responding Member's election (or deemed election) or longer period if needed to satisfy applicable regulatory approval requirements. The purchase price of the Membership Interest being conveyed shall be paid in cash at the closing, after taking into account the Buy/Sell Deposit.

     (e) If a Class A Member who is obligated to purchase a Membership Interest fails to do so (the "NONPERFORMING MEMBER") in accordance with this Section 6.4, including the failure to timely deposit the Buy/Sell Deposit, the Selling Member shall have the right to purchase the Membership Interest of the Nonperforming Member for a purchase price equal to 80% of the amount the Nonperforming Member would receive in dissolution of the Company (as determined by the Company's Accountant in response to the Buy/Sell Notice).

     If a Selling Member elects to purchase all of the Membership Interest of the Nonperforming Member as provided in this paragraph (e), the Selling Member shall make the election at any time within 45 days after the default and by giving written notice to the Nonperforming Member and shall deposit its Buy/Sell Deposit into escrow within 60 days following its delivery of notice of exercise of this election.

     (f) At the time of the closing of the transfer of a Membership Interest under this Section 6.4, the Buying Member shall indemnify, defend and hold the Selling Member harmless from any loss, cost or expense arising out of (i) any liability of the Company that the Company's Accountant took into account under paragraph (b) in the computation of the purchase price and (ii) any liability incurred by the Company or the Buying Member on or after the closing date of purchase.

     At the time of the closing of the transfer of a Membership Interest under this Section 6.4, the Selling Member shall indemnify, defend and hold the Buying Member harmless from any loss, cost or expense arising out of (i) anyone claiming a lien or interest in the Membership Interest being transferred or (ii) any liability incurred by Selling Member which was not taken into account by the Company's Accountant under paragraph (b).

SECTION 7. RELATIONSHIPS BETWEEN MEMBERS AND COMPANY

     SECTION 7.1 NONCOMPETITION. NC and TankLink agree not to, and agree to cause their Affiliates not to, compete with the Company in the development, production or sale of products that compete with products as they apply to the Propane Monitoring Services. NC and TankLink agree that their promises not to compete shall remain in effect for three (3) years after the termination of this Agreement.

     SECTION 7.2 CONTRACTS BETWEEN MEMBERS AND COMPANY.

     (a) TRANSACTIONS WITH THE COMPANY. Subject to any limitations set forth in this Agreement and with the prior written approval of the Board after full disclosure of the Member's involvement, a Member may lend money to and transact other business with the Company. Subject to other applicable law, the Member has the same rights and obligations with respect to transacting other business with the Company as a Person who is not a Member.

     (b) BUSINESS JUDGMENT; WAIVER OF CONFLICT OF INTEREST. When a Member, Director or officer, or an Affiliate of any Member, Director or officer (each, a "RESPONSIBLE PARTY") is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing under this Agreement, it shall be an exercise of business judgment. The Members and the Company agree that they shall not have a cause of action against each other with respect to any dispute within the scope of Sections 4.5 and 5.4 among them or their respective Affiliates relating to the exercise of business judgment by a Responsible Party and that no litigation or other proceeding shall be instituted among the Members or their Affiliates with respect to the exercise of business judgment by a Responsible Party, even if the exercise of business judgment in the particular situation solely furthers the best interests of a Member exercising that business judgment without regard to or to the detriment of the interests of the Company or the other Member or its Affiliates, unless the exercise of the particular business judgment at issue is in clear violation of an obligation under a provision of this Agreement or any other agreement in effect between the Members which specifically and unambiguously imposes a standard of conduct with respect to the decision at issue. Whenever a Responsible Party is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing: (a) in its discretion or, under a similar grant of authority or latitude, or without an express standard of behavior, then the Responsible Party shall be entitled to consider the interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever, or (b) with an express standard of behavior (including, without limitation, standards such as "reasonable") then the Responsible Party shall comply with the express standard but shall not be subject to any other, different, or additional standard imposed by this Agreement or otherwise applicable law.

     (c) RELIANCE ON AGREEMENT. To the extent that any Responsible Party has, at law or in equity, duties (including, without limitation, fiduciary duties) to the Company or to a Member, the Responsible Party acting in accordance with this Agreement shall not be liable to the Company, any Member, or any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they alter the duties of a Responsible Party otherwise existing at law or in equity, are agreed to replace the other duties to the greatest extent permitted under applicable law.

     (d) NO ADDITIONAL OBLIGATIONS. No Member shall have any obligation to provide any assistance, products or services to the Company whatsoever except in accordance with this Agreement. Unless otherwise expressly provided in this Agreement, a

Member shall not be entitled to reimbursement by the Company of any of the Member's costs or expenses.

     SECTION 7.3 CONFIDENTIALITY.

     (a) PROTECTION OF CONFIDENTIAL INFORMATION. TankLink, NC, and the Company, (each a "DISCLOSING PARTY" as the case may be) all agree to protect the Disclosing Party's Confidential Information from unauthorized access, use, dissemination, or publication with the same degree of care as they use to protect their own Confidential Information, and in no event using less than a reasonable degree of care. Neither TankLink, NC, nor the Company shall access or use the Disclosing Party's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Except as expressly provided in this Agreement, no ownership, intellectual property or license rights are granted in any Confidential Information. TankLink, NC and the Company shall each be permitted to make disclosures of Confidential Information only to those of its Affiliates with a need to know that have agreed to be bound by this Section 7.3.

     (b) EXCLUSIONS. Confidential Information does not include information that
(i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is rightfully known by the receiving party prior to the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving party without the use of the Disclosing Party's Confidential Information; (iv) is disclosed by the Disclosing Party to a third party without a duty of confidentiality on the third party; (v) is rightfully received by the receiving party from a third party not known to the receiving party to have a duty of confidentiality to the Disclosing Party; (vi) is disclosed by the receiving party with the Disclosing Party's prior written approval; or (vii) is disclosed in accordance with Section 7.3(c). TankLink, NC, and the Company's obligations of confidentiality under this Agreement shall not be construed to limit any party's right to independently develop or acquire products without the use of the Disclosing Party's Confidential Information.

     (c) REQUIRED DISCLOSURE. Nothing in this Agreement shall prohibit a Member or the Company from disclosing Confidential Information of the Disclosing Party if legally required to do so by judicial or governmental order or regulation or by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process in a judicial or governmental proceeding ("REQUIRED DISCLOSURE"); provided that the Disclosing Party shall (i) give the other Member prompt notice of the Required Disclosure prior to disclosure, (ii) cooperate with the other Member or the Company in the event that it elects to contest the disclosure or seek a protective order with respect to the disclosure and/or (iii) in any event only disclose the exact Confidential Information, or portion thereof, specifically requested by the Required Disclosure.

     (d) OWNERSHIP; RETURN OF MATERIALS. All Confidential Information, including without limitation all documentation, drawings, and specifications furnished hereunder shall remain the property of the Disclosing Party. Upon the later of the expiration of the five (5) year period in Section 7.3(g) or the termination of this Agreement, TankLink, NC and the Company shall, following written request, promptly return or destroy all tangible Confidential Information covered by this Agreement except for an archival copy of the materials comprising the Confidential Information for retention in the central files of the parties as a record of their respective obligations under this Section 7.3.

     (e) LIMITED DISCLOSURES. TankLink, NC and the Company will each be permitted to make limited disclosures of Confidential Information in confidence as may be reasonably necessary to their respective suppliers of goods and services and outside legal and financial advisors. TankLink, NC and the Company shall not disclose the terms of this Agreement to any Person, or otherwise disclose to any Person the Members' relationship (including press releases), except as may be agreed in writing or as may be required pursuant to a Required Disclosure; provided that the Members may disclose the terms of this Agreement in confidence to their attorneys, accountants and bankers.

     (f) EXPORT CONTROLS. TankLink, NC and the Company shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or re-export any technical data, any products received from the Disclosing Party, or the direct product of the technical data to any proscribed country listed in the applicable laws, regulations and rules unless properly authorized and shall require any third party recipients of technical data to confirm in writing that they will comply with the applicable laws regulations and rules relating to the export of technical data.

     (g) TERM OF CONFIDENTIALITY. The obligations of TankLink, NC and the Company under this Section 7.3 shall survive for a period of five (5) years from the date of disclosure of the Confidential Information unless the period is specifically shortened or extended by the Disclosing Party in writing.

SECTION 8. RECORDS AND REPORTS

     SECTION 8.1 MAINTENANCE OF RECORDS. The Board shall maintain, or cause to be maintained, at the expense of the Company, in a manner customary and consistent with generally accepted accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which books, records and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction of the Company. The Board shall maintain said books, records and accounts in a safe manner and separate from any records not having to do directly with the Company. Without limiting the generality of the foregoing, the Company shall maintain at the office of the Board all of the following:

     (a) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order, together with the contribution and share in profits and losses of each Member.

     (b) A copy of the Certificate of Formation and all amendments, together with any powers of attorney pursuant to which the Certificate of Formation or any amendments were executed.

     (c) Copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years.

     (d) A copy of this Agreement and any amendments, together with any powers of attorney pursuant to which this Agreement or any amendments were executed.

     (e) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years.

     (f) The books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

     SECTION 8.2 DELIVERY TO MEMBERS AND INSPECTION.

     (a) Upon the request of a Member, for purposes reasonably related to the interest of that Person as a Member, the Board shall promptly deliver to the Member, at the expense of the Company, a copy of the information required to be maintained by Section 8.1(a), (b) or (d).

     (b) Each Member has the right upon reasonable request, for purposes reasonably related to the interest of that Person as a Member, to each of the following:

          (1) To inspect and copy during normal business hours any of the records required to be maintained by Section 8.1.

          (2) To obtain from the Board promptly after becoming available, a copy of the Company's federal, state, and local income tax or information returns for each year.

     (c) The Board shall promptly furnish to a Member a copy of any amendment to the Certificate of Formation or this Agreement executed by the Board pursuant to a power of attorney from the Member.

     (d) Any request, inspection, or copying by a Member may be made by the Member or by its agent or attorney.

     SECTION 8.3 REPORTS.

     (a) The Board will prepare or cause to be prepared, at the expense of the Company, and furnish to each Class A Member within ten (10) business days after the end of each calendar month an unaudited statement of cash receipts and disbursements for that month.

     (b) The Board will prepare or cause to be prepared, at the expense of the Company, and furnish to each Class A Member within 45 calendar days after the end of each fiscal quarter of the Company (i) unless the fiscal quarter is the last quarter of any Fiscal Year, (A) an unaudited balance sheet of the Company dated as of the end of the fiscal quarter, (B) an unaudited related income statement of the Company for the fiscal quarter, (C) an unaudited statement of each Member's Capital Account for the fiscal quarter, and (D) an unaudited statement of cash receipts and disbursements for the fiscal quarter, and (ii) a status report of the Company's activities during the fiscal quarter (and in the case of the last fiscal quarter, a report on activities, issues and performance for the Fiscal Year) reflecting summary descriptions of material activities, a comparison of the Company's budgetary and financial performance during the quarter compared to the operating plan for the quarter in the Business Plan, any substantive discussions with prospective purchasers of the licensed products, and any material legal issues such as material claims filed or threatened against the Company and material claims by the Company against other parties and developments in any then pending material legal actions affecting the Company during the fiscal quarter, all of which shall be certified by the Board as being, to the best of its knowledge, true and correct.

     (c) The Board will prepare or cause to be prepared, at the expense of the Company, and furnish to each Member within 60 days after the end of each Fiscal Year (i) an unaudited balance sheet of the Company dated as of the end of the Fiscal Year, (ii) an unaudited related income statement of the Company for the Fiscal Year, (iii) an unaudited statement of each Member's Capital Account for the Fiscal Year, and (iv) an unaudited statement of cash receipts and disbursements for the Fiscal Year, all of which shall be certified by the Board as being, to the best of its knowledge, true and correct. In addition, within 90 days after the end of each Fiscal Year, the Board will decide to either cause the Company's Accountant to review the unaudited financial statements or to prepare and furnish to each Member (i) an audited balance sheet of the Company dated as of the end of the Fiscal Year, (ii) an audited related income statement of the Company for the Fiscal Year, (iii) an audited statement of cash flows for the Fiscal Year, and (iv) an audited statement of each Member's Capital Account for the Fiscal Year, together with a report from the Company's Accountant that the balance sheet, related income statements and statement of cash flows present fairly, in all material respects, the Company's financial position and results of operations, and cash flow in conformity with generally accepted accounting principles.

     (d) The Board will cause the Company's Accountant to prepare all federal, state and local tax returns required of the Company, submit those returns to the Chief Executive Officer, or his or her designee, for his or her approval no later than 90 days after the end of each Fiscal Year, and file the tax returns after they have been approved by the Chief Executive Officer, or his or her designee. If the Chief Executive Officer, or his or her designee, has not approved any tax return prior to the required filing date (including any extensions granted), the Chief Executive Officer, or his or her designee, will timely obtain an extension of the date to the extent an extension is available. The Chief Executive Officer, or his or her designee, will cause the Company's Accountant to provide to each Member as of the end of each fiscal quarter an estimate of the Company's taxable income for the current Fiscal Year.

     SECTION 8.4 TAX MATTERS. The Company's taxable year and accounting method for income tax purposes shall be as determined under the Code and Treasury Regulations. NC shall be the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code, unless and until another Member is appointed to be the tax matters partner by the Board. The tax matters partner shall have all of the authority granted by the Code to a tax matters partner, provided that the tax matters partner shall keep each Member informed as to the status of any audit of the Company's tax affairs.

     SECTION 8.5 ANNUAL BUSINESS PLANS.

     (a) The Board shall adopt the Company's Business Plan. The "BUSINESS PLAN" shall include an annual budget and those items that the Board reasonably determines, in its sole discretion, to be necessary for the operation of the Company. The Board shall adopt a Business Plan annually not later than 60 days prior to the start of the Fiscal Year. The Board has approved an initial budget only through February 2001, a copy of which is attached as EXHIBIT C.

SECTION 9. INTERESTS OF MEMBERS

     SECTION 9.1 TRANSFERS OF INTERESTS. Except as otherwise provided in this Agreement, a Member may not sell, assign, transfer, pledge, encumber or otherwise dispose of all or any part of its Membership Interest to any party. The foregoing notwithstanding, a Class A Member may transfer its entire interest to an Affiliate or to the other Class A Member if the Affiliate or other Class A Member assumes the obligations of the transferring Member contained in this Agreement. All reasonable costs and expenses incurred by the Company and/or the other Class A Member in connection with any transfer or proposed transfer of all or part of a Membership Interest shall be paid by the transferring Member. A Class A Member that transfers to an Affiliate shall not be released from its obligations contained in this Agreement.

     SECTION 9.2 RIGHT OF FIRST REFUSAL FOR INTERESTS OWNED BY MEMBERS. If a Member wishes to transfer all of its Membership Interests to an entity other than an Affiliate following receipt of a bona fide offer, then within ten (10) Business Days after receipt of the offer, the Member desiring to transfer its Membership Interests shall deliver a notice of offer describing the name of the offeror and the consideration and other terms and conditions of the offer (the "OFFER NOTICE") to the non-Selling Member. The non-Selling Member shall then have 30 Business Days from the date of receipt of the Offer Notice to agree to purchase all of the Membership Interests subject to the Offer Notice. To exercise the right of first refusal, the non-Selling Member shall give notice to the Member desiring to transfer its Membership Interests that the non-Selling Member desires to purchase all of the Membership Interests.

     SECTION 9.3 SECTION 754 BASIS ELECTION. In connection with any transfer of any Membership Interest in accordance with this Section 9, the Members shall cause the

Company, at the written request of the transferee, to make an election pursuant to Code Section 754 to adjust the basis of the Company's assets in the manner provided in Code Sections 734(b) and 743(b), and the transferee shall pay all costs incurred by the Company in connection with the transfer, including, without limitation, reasonable attorneys' and accountants' fees with respect to the election and the annual accounting for the resulting adjustments to the Company's books and records.

     SECTION 9.4 RIGHTS OF LEGAL REPRESENTATIVES. If a Member is a corporation, limited liability company, or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

SECTION 10. EXCULPATION, INDEMNIFICATION AND INSURANCE

     SECTION 10.1 EXCULPATION. No Director, member or shareholder, partner, or other holder of an equity interest in any Member, or officer or director of any of the foregoing, shall be personally liable for the performance of any of the Member's obligations under this Agreement.

     SECTION 10.2 INDEMNIFICATION.

     (a) The Members and Directors shall be indemnified, defended and held harmless by the Company from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out of or incidental to any act performed or omitted to be performed by any one or more of the Members or Directors in connection with the business of the Company; provided, however, that the act or omission was taken in good faith, was reasonably believed by the applicable Member or Director to be within the scope of authority granted to the Member or Director under this Agreement, and, in the case of a Member or Director, did not constitute fraud, bad faith, willful misconduct, or gross negligence. Any indemnity and/or defense under this Section 10.2 shall be paid solely out of and to the extent of Company assets and shall not be a personal obligation of any Member and in no event will any Member be required without the consent of all of the Members, to make Additional Capital Contributions under Section 2.2 to enable the Company to satisfy any obligation under this Section 10.2. All judgments against the Company and any of the Members or Directors, in which a Member or Director is entitled to indemnification, must first be satisfied from Company assets before any Member will be responsible.

     (b) In each case where an indemnification payment is required under this Agreement, the payment shall be increased by interest at the prime commercial rate, cumulative but not compounded, computed from the date that the indemnified party made the payment for which indemnification is provided.

     SECTION 10.3 INSURANCE.

     (a) COVERAGE. The Company shall ensure that the following insurance coverage, with financially responsible and properly licensed insurance companies, is available for the Company with respect to the activities and operations of the Company with minimum limits as set forth below. The insurance shall be maintained in full force and effect until the time that the Company ceases to exist.

          (1) WORKERS' COMPENSATION: Statutory Workers' Compensation as required by applicable law and Employer's Liability with a minimum limit of the greater of $1,000,000 or any statutory minimum.

          (2) COMMERCIAL GENERAL LIABILITY INSURANCE including PRODUCTS, COMPLETED OPERATIONS AND CONTRACTUAL LIABILITY INSURANCE with minimum limits of $1,000,000 per occurrence and $2,000,000 annual aggregate for Bodily Injury, Property Damage, Personal Injury and Advertising Injury on an occurrence basis.

          (3) COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE covering owned, non-owned and hired automobiles in connection with operations of the Company covering Bodily Injury and Property Damage with a minimum limit of the greater of $1,000,000 per accident or any Statutory Minimum per accident.

          (4) EXCESS UMBRELLA LIABILITY INSURANCE naming the coverages required in items (1) to (3) above as primary, with a minimum limit of $5,000,000.

          (5) PROPERTY INSURANCE covering all owned, leased, or other property for which the Company has legal responsibility, on a replacement cost basis. The policy shall also include coverage for loss of income and extra expense. The insurance shall provide "all risk" coverage at least as broad as found on an Extended Coverage policy form. In the event the insurance is not reasonably available in the Company's jurisdiction, coverage shall be provided on a policy form as broad as is typically provided in the jurisdiction.

          (6) DIRECTORS AND OFFICERS LIABILITY INSURANCE covering the Directors and officers of the Company, with a minimum limit set by the Board.

          (7) Any other insurance coverage deemed appropriate by the Board. The Company acknowledges that it and the Board have the primary responsibility for implementing and maintaining a comprehensive insurance program that is appropriate in the circumstances, based on the size and operations of the Company. The Board or its designees shall meet annually to review the existing insurance program and implement changes, consistent with the coverages required in (1) through (6) above, that they believe are appropriate in the circumstances.

     (b) ADDITIONAL INSUREDS. Each Class A Member shall be named as an additional insured on the policies described in Paragraphs (2), (3) and (4) above for any claims or losses arising out of the operations of the Company.

     (c) CERTIFICATES OF INSURANCE. Upon request, the Company shall furnish a Certificate of Insurance, satisfactory to the TankLink and NC, showing that the above insurance is in force, stating policy numbers, dates of expiration and limits of liability, and further providing that the insurance will not be canceled or changed until the expiration of at least 30 days after written notice of the cancellation or change has been mailed and received by each Class A Member. The Company shall provide the Certificate of Insurance annually upon request to TankLink and to NC.

     (d) CLAIMS HANDLING. The Company shall be responsible for claims handling, claims and litigation management, and settlement decisions related to the above insurance. The Company shall advise TankLink and NC of any claim or claims that may exceed fifty percent (50%) of the applicable policy limits. The Members shall have the right, but not the obligation, to associate in the claims handling, claims and litigation management, and settlement decisions for any claims in excess of this reporting threshold. The Company shall not settle any claim covered under its insurance program, in excess of the applicable policy limits without the prior written approval of TankLink and NC.

     (e) LOSS CONTROL STANDARDS AND AUDITS. The Company shall be responsible for maintaining its facilities in accordance with applicable and prudent safety, security, fire protection, and loss control standards. Upon request, the Company shall allow TankLink and NC and/or their designated representatives to visit and perform loss control audits of the Company facilities and will cooperate in the resolution of recommendations made.

     (f) INSURANCE COST AND NATURE OF COVERAGE. The Members and the Company acknowledge and agree that the Company shall pay the full cost of its selected insurance program, and that the program shall be primary with respect to covered losses.

     SECTION 10.4 INDIVIDUAL MEMBER INSURANCE REQUIREMENTS.

     (a) Each Class A Member shall be responsible for providing any insurance it deems necessary to protect its interest in the Company.

     (b) Any insurance coverage described in Section 10.4(a) that is purchased by any individual Class A Member, will be for the sole benefit of the purchasing Member and is not intended to protect the Company or any other Member's interest in the Company.

SECTION 11. DEFAULT BY MEMBER

     SECTION 11.1 EVENTS OF DEFAULT. Any one or more of the following acts, events or omissions by or involving a Member (the "DEFAULTING MEMBER") shall if not cured within the cure period in Section 11.2 be deemed an Event of Default under this Agreement:

     (a) CAPITAL CONTRIBUTIONS. The Class A Member fails to make a capital contribution in the amount and within the time required by Section 2;

     (b) INSOLVENCY; BANKRUPTCY; WRONGFUL TRANSFERS. The Member becomes insolvent or files for Bankruptcy, or Transfers or attempts to Transfer its Membership Interest, except as permitted under Sections 9.1 or 6.4, or in compliance with Section 9.2;

     (c) BREACH CAUSING LIEN. The Member breaches or fails to perform any covenant or obligation under any agreement or instrument if the breach or failure would give any other Person the right to enforce a lien, pledge, or other security agreement that encumbers the Member's Membership Interest;

     (d) MATERIAL BREACH. The material breach of, or failure to comply with, any other material term or provision of this Agreement, by the Member; or

     (e) CHANGE IN CONTROL. A Class A Member has a Change in Control.

     SECTION 11.2 NOTICE AND CURE.

     (a) CAPITAL CONTRIBUTION. Upon a contribution by the Defaulting Member within the 30 day grace period of any amounts due and owing, including the repayment of any Deficit Contribution(s) under Section 2.3(a) or upon a Capital Adjustment under Section 2.3(b), the Defaulting Member shall no longer be considered in default under Section 11.1(a); provided, however, that the Defaulting Member, following its cure of the event of default, may not invoke the buy/sell provisions of Section 6.4 for a period of 90 days following cure.

     (b) INSOLVENCY; BANKRUPTCY; WRONGFUL TRANSFER. A default under Section 11.1(b) may not be cured.

     (c) BREACHES. The Defaulting Member shall have a grace period of 30 days in which to cure the default under Sections 11.1(c) or (d) after receipt of written notice from the Board or from the non-defaulting Member specifying the default or, if the nature of the default is such that cure within 30 days is not possible, the Defaulting Member shall have 30 days after receipt of a notice within which to commence curing the default; the failure to diligently pursue a cure shall constitute a default for which there is no cure; provided, however, if any Person has a right to enforce a lien, pledge or other security agreement against the Defaulting Member's Membership Interest, the grace period to cure the default shall be reduced, if necessary, so that it expires three Business Days prior to the Person having the right to exercise any power of sale or similar remedy. Neither the Company nor the non-defaulting Member shall unreasonably reject the cure offered by the Defaulting Member.

     (d) CHANGE IN CONTROL. A default under Section 11.1(e) may not be cured.

     SECTION 11.3 REMEDIES. Upon the occurrence of an Event of Default, the Company shall have all of the following remedies, in addition to any other remedies provided in this Agreement or available at law or in equity:

     (a) VOTING LIMITATION. The Defaulting Class A Member shall not be entitled to vote on any matters on which the Class A Members are entitled to vote; provided, however, if a Member is a Defaulting Member solely by reason of the failure to make a Capital Contribution or an Additional Capital Contribution, the Class A Member's voting rights shall be restored when the Class A Member subsequently makes the capital contribution or a Capital Adjustment is made pursuant to Section 2.3(b).

     (b) COMPANY OPTION TO PURCHASE INTEREST. The Company shall be entitled at any time to purchase the entire Membership Interest of the Defaulting Member as follows:

          (1) The Company may exercise this right by delivering written notice to the Class A Members, to the Defaulting Member and to the Company's Accountant (the "DEFAULT PURCHASE NOTICE"), setting forth the Company Value. The Company Value shall have been determined either (i) by the mutual agreement of the Class A Members (or between the Board and the Defaulting Member if the Defaulting Member is not a Class A Member) or
          (ii) in accordance with subsection (2) below. If a Default Purchase Notice is delivered, the Company shall not make any distributions to Members until after the closing of the purchase and sale of Membership Interests or until the procedures of this Section 11.3(b) are otherwise terminated.

          (2) If the Class A Members (or the Board and the Defaulting Member) are unable to agree upon a mutually acceptable Company Value within 20 days, the Class A Members (or the Board and the Defaulting Member) shall each simultaneously exchange with each other and the Company a sealed envelope with a written determination of the fair market value of the Company at 12 p.m. on the second day after the expiration of that 20-day period. If only one valuation is submitted within the requisite time period, the fair market value contained in that valuation shall be the Company Value to be included in the Default Purchase Notice and shall be final and binding on the Class Members. If both valuations are timely submitted and they differ by less than 5% of the lower of the two, the average of the two valuations shall be the Company Value to be included in the Default Purchase Notice and shall be final and binding on the Members. If the two valuations differ by more than 5% of the lower of the two, the Class A Members (or the Board and the Defaulting Member) shall select a neutral evaluator (the "REFEREE") within 20 days thereafter. The

          Class A Members (or the Board and the Defaulting Member) shall deliver copies of both valuations to the Referee, and the Referee shall select, within 5 days after receipt, the valuation which he or she believes most accurately represents the fair market value of the Company and the selected valuation shall be the Company Value to be included in the Default Purchase Notice and shall be final and binding on the Company and the Members. The Referee appointed pursuant to this Section shall have not less than 10 years experience evaluating similar interests. If the Class A Members (or the Board and the Defaulting Member) cannot agree upon the Referee, the Referee shall be appointed by the San Francisco office of JAMS. The cost of the Referee shall be borne equally by the Class A Members (or by the Company and the Defaulting Member).

          (3) Promptly after receipt of the Default Purchase Notice, the Company's Accountant shall, based upon the Company Value set forth in the Default Purchase Notice, compute the amount of distributions each Member would receive if the Company were dissolved following a sale and assignment of all of the assets and liabilities of the Company in exchange for cash equal to the Company Value. The calculation of the amount of distributions to each Member shall be based upon the then-current Percentage Interests of the Members. The Company Accountant shall send to the Company and each Class A Member (and the Defaulting Member) a summary of its computations.

          (4) Within 30 days following receipt of the Company's Accountant's computations, the Company shall notify the Members whether the Company elects to purchase the Defaulting Member's Membership Interest for a cash sum equal to 90% of the aggregate amount the Defaulting Member would receive in dissolution of the Company (as determined by the Company's Accountant).

          (5) If the Company elects to purchase the Defaulting Member's Membership Interest, the closing of the purchase shall occur on a date selected by the Company, but in any event not more than 30 days after the election. Upon the closing of the purchase, the Defaulting Member shall be deemed to have withdrawn from the Company and shall have no further rights to receive distributions of cash or property or other benefits from the Company. The Company's rights under this Section 11.3(b) may be assigned to the other Class A Member or Members or to another Person.

     SECTION 11.4 NO LIMITATION ON REMEDIES. The election by the Company to exercise its rights under the buy/sell provisions of Section 6.4 shall not constitute a waiver of or limitation on any other rights the Company or the Class A Member may have under this Agreement or by operation of law or in equity with respect to damages or any other claims arising as a result of the occurrence of an Event of Default under this Agreement.

SECTION 12. DISSOLUTION AND LIQUIDATION

     SECTION 12.1 EVENTS OF DISSOLUTION. Except as otherwise provided in this Agreement and subject to the exercise by a Member of its rights under Section 6, the Company shall be dissolved and its affairs shall be wound up upon the happening of the first to occur of the following:

     (a) Upon the unanimous decision of the Class A Members at any time to dissolve the Company.

     (b) Upon the sale or other disposition of all or substantially all of the assets and properties of the Company and distribution to the Members of the proceeds of the sale or other disposition.

     (c) Upon the dissolution of a Class A Member, unless the remaining Class A Member or Members elect, within 90 days of the happening of that event, to continue the business of the Company.

     (d) Upon the failure of CNO to enter into the Long-Term CNO Commitment other than for the failure to meet the conditions set forth in EXHIBIT B.

     SECTION 12.2 EFFECT OF DISSOLUTION. Upon any dissolution of the Company under this Agreement or the Act, except as otherwise provided in this Agreement, the continuing operation of the Company's business shall be confined to those activities reasonably necessary to wind up the Company's affairs, discharge its obligations, and liquidate its assets and properties in a businesslike manner. Upon the occurrence of an event of dissolution, unless the business of the Company is continued as provided in this Agreement, the Board shall cause to be filed a certificate of cancellation under Section 18-203 of the Act.

     SECTION 12.3 CONVERSION TO CORPORATION. It is contemplated by the Members that at a certain time in the development of the Company, the Company shall convert to corporate status. The Board shall determine the appropriate time of the conversion and the exact legal mechanism of conversion, including the state of incorporation. The conversion of Membership Interests into corporate stock of the new corporation shall be upon the following basis:

     (a) Within 15 days of the Board approval of the conversion, the Board shall appoint an investment banker to value the Company. Promptly upon determination, the Board shall deliver written notice to the Company's Accountant (the "CONVERSION NOTICE") setting forth the Company Value as determined by the Company's investment bankers.

     (b) Within 15 days after receipt of the Conversion Notice, the Company's Accountant shall, based upon the Company Value set forth in the Conversion Notice, compute the amount of distributions each Member would receive if the Company were dissolved following a sale and assignment of all of the assets and liabilities of the

Company in exchange for cash equal to the Company Value. The calculation of the amount of distributions to each Member shall be based upon the then-current Percentage Interests and Capital Accounts of the Members. The Company Accountant shall send to the Company and each Member a summary of its computations.

     (c) The Company Accountant's computations shall show the amount each Member would have received in distributions for the life of the Company including distributions each would receive in dissolution of the Company (each amount a "CONVERSION DISTRIBUTION"). The Company Accountant shall then divide each Member's Conversion Distribution by the total of all the Conversion Distributions. The result shall be each Member's "CONVERSION PERCENTAGE".

     (d) Each Member shall then receive a percentage amount of stock of the new corporation equal to its Conversion Percentage. Class A Members of the Company shall receive voting common stock of the corporation. Class B Members of the Company shall receive non-voting common stock of the corporation. The voting and non-voting common stock shall share prorata in dividends and liquidation proceeds of the new corporation.

     (e) Upon an initial public offering or a merger of the new corporation, each share of non-voting common stock shall be converted into one share of voting common stock upon the consummation of the initial public offering or merger.

     SECTION 12.4 ACCOUNTING AND ALLOCATION UPON DISSOLUTION, LIQUIDATION AND TERMINATION.

     (a) Notwithstanding any other provision in this Agreement, if the Company is dissolved, then an accounting of the Company's assets, liabilities and operations through the last day of the month in which the dissolution occurs shall be made, and the affairs of the Company shall then be promptly wound up and terminated. The Board will appoint one or more Persons (who may be Members) to serve as the liquidating trustee(s) of the Company. The liquidating trustee(s) will be responsible for winding up and terminating the affairs of the Company and will determine all related matters (including, without limitation, the arrangements to be made with creditors, to what extent and under what terms the assets of the Company are to be sold, and the amount or necessity of cash reserves to cover contingent liabilities) as the liquidating trustee(s) deem advisable and proper; PROVIDED, HOWEVER, that all decisions of the liquidating trustee(s) will be made in accordance with the fiduciary duty owed by the liquidating trustee(s) to the Company and each of the Members. The liquidating trustee(s) will liquidate the assets of the Company as promptly as is consistent with obtaining the fair market value of the assets, and the proceeds from the liquidation, to the extent sufficient, will be applied and distributed in the following order:

          (1) To the payment and discharge of all of the Company's debts and liabilities to creditors (including Members) in the order of priority as provided by law, other than liabilities for distributions to Members;

          (2) To the payment of any Special Adjustment; and

          (3) The balance, if any, in proportion to the positive Capital Account balances of the Members. The distributions shall be made by the end of the Fiscal Year in which the liquidation occurs or, if later, within 90 days after the date of the liquidation.

     (b) After all of the assets of the Company have been distributed, the Company shall terminate; however, if at any time after termination of the Company any funds in any cash reserve fund referred to in Section 12.4(a) are released because the need for the cash reserve fund has ended, the funds shall be distributed to the Members in the same manner as if the distribution had been made pursuant to Sections 12.4(a)(1) and (2) above.

     (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), if any Member has a deficit or negative balance in the Member's Capital Account (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which the liquidation occurs), the Member shall have no obligation to make any capital contribution to the Company, and the negative balance of the Member's Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

     SECTION 12.5 CERTIFICATE OF CANCELLATION. Upon the completion of the winding up of the affairs of the Company, the Board shall prepare, execute and deliver to the Secretary of State a certificate of cancellation in accordance with Section 18-203 of the Act.

SECTION 13. OWNERSHIP, RIGHT AND OBLIGATIONS, LICENSING AND FUTURE DEVELOPMENT OF TECHNOLOGY

     SECTION 13.1 LICENSES GRANTED. Prior to the formation of the Company, Intrex has developed certain sensors, low cost satellite radios and other technology useful in developing and providing Propane Monitoring Services and in addition, during the Term of the Company, Intrex expects to continue to develop technology pertaining to Propane Monitoring Services (collectively "INTREX TECHNOLOGY"). Prior to the formation of the Company, NC or CNO has developed certain software, systems and business methods useful in developing and providing Propane Monitoring Services and in addition, during the Term of the Company, NC and/or CNO expects to continue to develop technology pertaining to Propane Monitoring Services (collectively "CNO TECHNOLOGY"). Specifically, CNO will be responsible for developing a marketable and commercial propane tank level reporting system and resource management software system as a part of the CNO Technology. Intrex and CNO each grant to the Company an exclusive worldwide license to make, have made, use offer to sell and sell the Intrex Technology and the CNO Technology, including but not limited to, all Patents, Copyrights and know-how related to their respective technology, systems, software, finance, middleware, and hardware developed or owned prior to and during the Term of the Company. The licenses granted by Intrex and CNO shall terminate upon the completion of the liquidation and windup of the Company.

     The above-described exclusive licenses are for: (i) the global marketing of products used to measure the liquid level of any propane vessels and delivery of corresponding tank data to the customer; and (ii) the marketing of software solutions that provide the end user with an array of data products that include basic data delivery to resource management software applications. The ranges of products marketed by the Company may be increased subject to the unanimous agreement of NC and TankLink.

     SECTION 13.2 LICENSE FEES.

     (a) The license fees for the Intrex Technology and the CNO Technology are to be calculated to provide the respective technology developer a normal commercial return on the developed technology. Each respective licensor may, in its sole discretion, reduce the license fee to the Company on a negotiated basis.

     (b) If either Intrex or CNO develop technologies or systems outside of the Company that may evidence the products, technologies or systems used by the Company, then the developing party will use its best efforts to make that technology or product available to the Company on similar terms it is made available to third parties. However, if third parties are involved in the development of the technologies or products, then the contractual obligations to those third parties will take precedence.

     SECTION 13.3 LIMITATION ON USE OF LICENSED TECHNOLOGY. As provided in this Agreement, the Company acquires only the right to use the Intrex Technology and CNO Technology and does not acquire any other rights or ownership therein. The Company shall not reverse engineer the Intrex Technology or CNO Technology through decompiling, disassembling or otherwise, except to the extent provided by law. In no event shall the Company use the respective technologies other than as set forth in Section 13.1 above.

     SECTION 13.4 PROPRIETARY PROTECTION. The Company shall take all reasonable measures to protect Intrex's and CNO's ownership rights and interest in all Patents, Copyrights, Trade Secrets, Trademarks and other intellectual property. The Company shall promptly during the Term of this Agreement and thereafter, notify Intrex and CNO of any actual or suspected unauthorized use or disclosure of the Intrex Technology or CNO Technology of which the Company has knowledge and the Company shall cooperate fully in the investigation of such unauthorized use or disclosure.

     In the event of a breach of any of the provisions of this section, the respective licensors shall not have an adequate remedy in monetary damages, and accordingly shall, in addition to any other available legal or equitable remedies, be entitled to an injunction against such breach from any court of competent jurisdiction immediately upon request without any requirement to post bond or other security as a condition of such relief.

     SECTION 13.5 FUTURE DEVELOPMENT OF TECHNOLOGY. NC and TankLink agree that a cost effective software package and a cost effective radio and communications package needs to be created in order to accomplish the overall goal of a low cost total product application.

     NC has indicated that the current back-office software package of CNO will not be adequate for the Company's marketing purposes and that up to an additional $150,000 may be required to be expended to create a customized software package for the Company based on CNO's existing software. CNO will be entitled to reimbursement of costs up to $150,000 for the back-office software technology created for the Company by CNO. If the costs associated with the creation of the back-office software exceed $150,000, NC and TankLink agree to evaluate the needed contribution and related ownership at that time.

     CNO has indicated that in order for the Propane Monitoring Service to be cost effective for CNO, the cost of the radio and communications package needs to be lower than the present cost that existing technology provides. Intrex has indicated that it can produce a lower cost communications package through itself and third parties, but that this will involve the expenditure by Intrex of substantial non-recurring engineering fees or royalty payments to those third parties. Intrex has indicated that it is prepared to enter into agreements with third parties to produce the lower cost radio and communications systems providing that CNO enters into the Long-Term CNO Commitment referenced in
Section 1.3.

     If either NC, TankLink, CNO or Intrex decide not to bear the responsibility or sole cost of development of certain parts of their technology development and the Members decide that the Company should develop the product, then the Company will fund and own the product and no license fee will be payable for the Company developed or financed portion. The Company may use the product for its own use and/or license the product back to NC, TankLink, CNO or Intrex on an exclusive or other basis.

     SECTION 13.6 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Class A Member and CNO and Intrex, respectively represents and warrants to the other during the Term of the Agreement and thereafter during any period that a separate software maintenance agreement shall be in effect that:

     (a) all CNO Technology and Intrex Technology shall function for the machines for which they are designed.

     (b) all CNO Technology and Intrex Technology shall conform to the specifications and functions set forth in the documentation relating thereto.

     (c) no Intrex or CNO software shall contain: (i) any self-help code (including, without limitation, any back door, software locks, drop-dead devices, date/time expiration codes, or serial number dependent passwords) that at some specific time or on a specific instruction or occurrence of a given event shall stop, limit, impair or interfere with the operation of any of the Company's software subject, nevertheless, to the provisions of Section 13.3; or (ii) any unauthorized code (including, without limitation, viruses, Trojan Horses, worms or other software routines) that shall damage or materially alter or render inaccessible any of the Company's software, or any other hardware, software or data which the Company' software is designed to process or use, or any other hardware, programs or data attached to, resident on, or accessible to the system on which the Company's software is executed or stored.

     (d) the tapes, diskettes or other media of the Intrex or CNO software shall be free of defects in materials and workmanship under normal use during the warranty period.

     (e) It is the sole owner of all Patent, Copyright, Trade Secret, Trademark and other intellectual property rights in the Intrex or CNO software or, if Intrex or CNO software contains third party software or other materials, the licensor has the right to grant to the Company all of the licenses and other rights granted under this Agreement, and in any event has the full power and authority to sell, convey, license, and deliver a license to the Intrex or CNO software free from any liens and encumbrances of all kinds.

     (f) the Intrex or CNO software does not infringe any third party intellectual property rights for which Intrex or CNO has not obtained any required permission to utilize in, or in connection with, the Intrex or CNO software.

     (g) The warranties of CNO and Intrex to the Company under this Agreement are in lieu of all other warranties express or implied, including without limitation, any warranty of merchantability or fitness for a particular purpose.

SECTION 14. GENERAL PROVISIONS

     SECTION 14.1 GOVERNING LAW. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware without reference to its conflict of laws principles.

     SECTION 14.2 ATTORNEYS' FEES. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party or parties shall pay the prevailing party's or parties' actual expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment including without limitation contempt, garnishment, levy, discovery and bankruptcy. For this purpose "EXPENSES" include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "PREVAILING PARTY" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     SECTION 14.3 MEDIATION. Except as provided in Section 6 with respect to Board Deadlocks, all disputes or questions of interpretation relating to or arising out of this Agreement shall be resolved as follows:

     (a) Prior to submitting a dispute concerning or related to the subject matter of or interpretation of this Agreement to mediation the Members shall attempt in good faith to resolve such dispute promptly by negotiation. If the parties are unable to negotiate a resolution of the dispute within 30 days after written notice of dispute is received, the parties shall endeavor to settle the dispute by mediation as described in the following Section 14.3(b). All negotiations pursuant to this Section 14.3 shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

     (b) If the dispute has not been resolved by negotiation as set forth in
Section 14.3(a), the parties shall, prior to the filing in any state, federal or foreign court, first endeavor to settle the dispute by mediation administered by the AAA under its Commercial Mediation Rules then in effect (the "MEDIATION RULES"). A party seeking to initiate mediation shall notify the other party in writing in accordance with Section 14.11. Within 20 days after receipt of such written notice, the parties shall select a mediator jointly. If the parties do not select a mediator within the 20-day period, a party may request the AAA, by written notice to the AAA and the other party, to select a mediator in accordance with the Mediation Rules. If the dispute cannot be resolved within the period the mediator deems reasonable, which period shall not exceed 60 days, the mediator shall declare that further efforts at mediation are no longer worthwhile and either Member or the Company shall be free to commence arbitration proceedings administered by the AAA under the Arbitration Rules and judgment on the award rendered by the administrators may be entered in any court having jurisdiction thereof.

     SECTION 14.4 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns; PROVIDED, HOWEVER, nothing contained in this Section 14.4 shall limit the effectiveness of any restriction on transfers of Membership Interests.

     SECTION 14.5 TERMS. Any reference to the Act, the Code or other statutes or laws will include all amendments, modifications, or replacements of the specific Sections and provisions concerned.

     SECTION 14.6 HEADINGS. All headings are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     SECTION 14.7 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, the provision will be fully severable; this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 14.8 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and counterpart signature pages may be detached and assembled to form a single original document. Furthermore, this Agreement may be executed and delivered by the exchange of electronic facsimile copies or counterparts of the signature page, which facsimile copies or counterparts shall be binding upon the parties.

     SECTION 14.9 ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver any additional documents and instruments and to perform any additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated by this Agreement.

     SECTION 14.10 NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the parties, Members and Directors and their respective successors and assigns subject to the express provisions relating to successors and assigns, and no other Person will have any rights, interest or claims or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     SECTION 14.11 NOTICES.

     (a) All notices, consents, requests, demands or other communications to or upon the respective parties shall be in writing and shall be effective for all purposes upon receipt on any Business Day before 5:00 PM local time and on the next Business Day if received after 5:00 PM or on other than a Business Day, including without limitation, in the case of (i) personal delivery, (ii) delivery by messenger, express or air courier or similar courier, (iii) delivery by United States first class certified or registered mail return receipt requested, postage prepaid and (iv) transmittal by telecopier or facsimile, addressed to the addresses set forth on the signature pages to this Agreement.

     (b) Any party may change its address by written notice to the other parties in the manner set forth above. Receipt of communications by United States first class or registered mail will be sufficiently evidenced by return receipt. In the case of illegible or otherwise unreadable facsimile transmissions, the receiving party shall promptly notify the transmitting party of any transmission problem and the transmitting party shall promptly resend any affected pages.

     SECTION 14.12 AMENDMENTS.

     (a) Any amendment to this Agreement shall be in writing, dated and signed by the Members who have unanimously approved it. If any conflict arises between the provisions of the amendment, or amendments, and the terms of this Agreement, the most recent provisions shall govern and control. No amendment may affect the rights of a withdrawn Member under this Agreement without the written consent of the withdrawn Member.

     (b) The Certificate of Formation shall be amended whenever required by the provisions of this Agreement or by the Act. Any amended Certificate of Formation shall be filed for record by the Members as required by the Act, and this Agreement shall also be amended as necessary to reflect the change.

     SECTION 14.13 TITLE TO COMPANY PROPERTY. Legal title to all property of the Company will be held and conveyed in the name of the Company.

     SECTION 14.14 WAIVER. No waiver of any obligations under this Agreement will be enforceable or admissible unless set forth in a writing signed by the party against which enforcement or admission is sought. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. Any waiver granted shall apply solely to the specific instance expressly stated.

     SECTION 14.15 ENTIRE AGREEMENT. This Agreement and the Exhibits contain the entire understanding between the Members and supersede any prior written or oral agreements between them regarding the same subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the Members relating to the subject matter of this Agreement that are not fully expressed in this Agreement. In the event of a conflict between the provisions of the Business Plan and this Agreement, the provisions of this Agreement shall control.

     SECTION 14.16 NO STATE LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be an agent, partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

     SECTION 14.17 FORCE MAJEURE. Either Member shall be excused from delays in performing or from its failure to perform hereunder (except any failure to pay any amount due) to the extent that such delays or failures result from any (a) act of God, (b) fire, flood, earthquake, blizzard, storm or other casualty, (c) strike, lockout or other labor dispute, (d) riot, insurrection, civil commotion, sabotage, vandalism or enemy or hostile government action, (e) inability to procure labor, materials, or supplies, (f) transportation delay or freight embargo, (g) law, stature, ordinance, order, rule, regulation or requirement of any federal, state or municipal government, or any appropriate agency, officer, department, board or commission thereof, whether now or hereafter in force, (h) judicial or other legal restriction or proceeding, actual or threatened, pertaining to or affecting the performance of any covenant to be performed hereunder, (i) failure or delay by the other Member in the full and prompt performance of its obligations under this Agreement, or (j) any other condition beyond the control of the party suffering the delay.

     SECTION 14.18 PUBLIC ANNOUNCEMENTS. Any press releases or other public announcements with respect to any matters contemplated by this Agreement or any other public matter related to the Company or this Agreement shall be subject to the prior review and approval of and shall be jointly issued by both NC and TankLink

     SECTION 14.19 EXHIBITS. The following Exhibits attached to this Agreement shall be deemed to be a part of this Agreement and are fully incorporated by this reference:

                  Appendix 1:     Defined Terms
                  Exhibit A:      Certificate of Formation
                  Exhibit B:      Long-Term CNO Commitment
                  Exhibit C:      Approved Budget
                  Exhibit D:      Individuals on Board of Directors
                                  Appointed by the Members

     IN WITNESS WHEREOF, the Members have executed this Agreement as of the Execution Date.

TANKLINK, LLC                     NCJV, LLC

                                  By:  Cornerstone Propane, L.P.

By:  /s/ PETER J. LAGERGREN       By: /s/ KEITH G. BAXTER
     ----------------------           -------------------

Name:  Peter J. Lagergren         Name:  Keith G. Baxter
       ------------------                ---------------

Title:  President                 Title:  Chief Executive Officer
        ---------                         -----------------------


                                  By:  Northwestern Corporation

                                  By:  /s/ RICHARD R. HYLLAND
                                       ----------------------

                                  Name:  Richard R. Hylland
                                         ------------------

                                  Title:  President & Chief Operating Officer
                                          -----------------------------------

AS TO SECTIONS 1.3, 7.1, 7.3 AND 13:

CORNERSTONE PROPANE, L.P.                  DECISIONLINK, INC.

     By:  /s/ KEITH G. BAXTER              By:  /s/ DAVID S. PEACHEY
          -------------------                    --------------------

     Name:  Keith G. Baxter                Name:  David S. Peachey
            ---------------                       ----------------

     Title:  Chief Executive Officer       Title:  President
             -----------------------               ---------


NORTHWESTERN CORPORATION

     By:  /s/ RICHARD R. HYLLAND
          ----------------------

     Name:  Richard R. Hylland
            ------------------

     Title:  President & Chief Operating Officer
             -----------------------------------

                                   APPENDIX 1

                                  DEFINED TERMS

     (a) DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "ACT": The Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq., as amended from time to time.

     "ADDITIONAL CAPITAL CONTRIBUTIONS": Contributions of capital, if any, required by the Class A Members under Section 2.2.

     "AFFILIATE": When used with reference to a specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled or is under common control with the specified Person, (ii) any Person that is a partner, member, or trustee of, or serves in a similar capacity with respect to, the specified Member or of which the specified Person is a partner, member, or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of any class or voting securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person has a substantial beneficial interest, or (iv) any immediate family member or spouse of the specified Person.

     "BANKRUPTCY": With respect to a Person, being the subject of an order for relief under Title 11 of the United States Code, or any successor statute or other statute in any foreign jurisdiction having like import or effect.

     "BOARD": The Board of Directors of the Company, as described in Section 5.2(a).

     "BUSINESS DAY": Any day other than Saturday and Sunday on which national banking associations in New York, New York are open for business.

     "BUSINESS PLAN": As defined in Section 8.5. Unless otherwise indicated by the context, references to the Business Plan shall mean the Business Plan most recently approved by the Board.

     "BUYING MEMBER": As defined in Section 6.4(d).

     "CAPITAL ACCOUNTS": As defined in Section 2.4.

     "CHANGE IN CONTROL": A Change in Control shall be deemed to have occurred when more than fifty percent (50%) of the outstanding shares or securities or other evidence of ownership (representing the right to vote for the election of directors or other managing authority), or more than fifty percent (50%) of the assets of the entity or the right to effectively control the entity through contract or otherwise becomes owned or controlled, directly or indirectly, by a third party.

     "CLASS A MEMBERS": As defined in Section 4.1(a). The initial Class A Members of the Company are NC and TankLink.

     "CLASS B MEMBERS": Members who hold Class B Shares.

     "CLASS B SHARES": The Membership Interests with no voting rights, as provided in this Agreement, as to which each Class B Share shall be entitled to a Percentage Interest equal to 0.001% and with the other rights and interests as provided in this Agreement.

     "CODE": The Internal Revenue Code of 1986 or any successor statute, as amended from time to time.

     "COMPANY": TankSat Solutions, LLC, a Delaware limited liability company.

     "COMPANY VALUE": the value of the Company on an "all cash" basis after payment of all sales and closing costs.

     "COMPANY'S ACCOUNTANT": The independent certified public accountancy firm retained by the Board from time to time to render accounting services to the Company.

     "CONFIDENTIAL INFORMATION": The nonpublic information that a Member or the Company (i) discloses in tangible form and designates in writing or marks as "confidential" at the time of disclosure or (ii) discloses orally or in other intangible form but identifies as "confidential" at the time of disclosure and designates in writing as confidential in a written memorandum sent to the recipient of the information within 30 days of disclosure, summarizing the confidential information sufficiently for identification. Confidential Information includes, without limitation, any and all product pricing and naming information, customer lists, the terms and conditions of this Agreement, contents of negotiations, as well as any information or correspondence relating to products, the marketing or promotion of any product, business policies or practices, source code, personnel, research, development or know-how and all other technical and market product requirements and organizational and financial information received from others that a Member and/or the Company is obligated to treat as confidential.

     "COPYRIGHTS": All copyright rights, and all other literary property and author rights, and all right, title and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world.

     "DEFAULTING MEMBER": As defined in Section 11.1.

     "DEFICIT CONTRIBUTION": As defined in Section 2.3(a).

     "DISTRIBUTABLE CASH": Cash funds of the Company from any source, less the sum of (i) an amount sufficient for the payment of all expenses of the Company then due and payable and (ii) reasonable working capital reserves for the Company as determined by the Board.

     "ECONOMIC INTEREST": A Person's right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Company, but the term does not include any other rights of a Member including, without limitation, the right to vote or to participate in management, or, except as provided in the Act, any right to information concerning the business and affairs of the Company.

     "EXECUTION DATE": The date on which this Agreement is signed by the Members, as specified in the introductory paragraph of this Agreement.

     "EVENTS OF DEFAULT": As defined in Section 11.1.

     "FISCAL YEAR": The taxable year of the Company, shall be a calendar year.

     "INITIAL CAPITAL CONTRIBUTIONS": The initial contributions of capital by NC and TankLink required to be made pursuant to Section 2.1.

     "LONG-TERM CNO COMMITMENT": As defined in Section 1.3(e).

     "MEMBER": A Person who (i) has been admitted to the Company as a Member in accordance with this Agreement and (ii) has not resigned, withdrawn, or been expelled as a Member or, if other than an individual, been dissolved.

     "MEMBERSHIP INTEREST": A Member's rights in the Company, collectively, including the Member's Economic Interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Company provided by the Act.

     "NET INCOME AND NET LOSS": As defined in Section 3.8.

     "NONCONTRIBUTING MEMBER": As defined in Section 2.3.

     "NONPERFORMING MEMBER". As defined in Section 6.4(e).

     "PATENTS": All issued utility patents, including all continuations, divisions, re-issues, reexams, patents of addition, extensions and any other patent claiming the priority of a patent application, but only to the extent that the invention is disclosed in the prior application, and all corresponding counterparts in any country, but excluding design patents, design registrations or industrial designs.

     "PERCENTAGE INTERESTS": Initially, 50% for each of the Class A Members, as those percentages may be adjusted from time to time pursuant to the terms of this Agreement and the admission of additional Members. The Percentage Interests attributable to newly issued Class B Shares shall be deducted from the Class A Members in the proportion to the Class A

Member's relative Percentage Interests. The aggregate Percentage Interests of all Members shall at all times equal 100%.

     "PERSON": An individual, partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

     "PREFERRED RETURN": a return of eight percent (8%) per annum calculated on a daily basis upon a Class A Member's Unreturned Capital.

     "PROPANE MONITORING SERVICE": As defined in Section 1.3(a).

     "PROPORTIONATE SHARE": With respect to a Member, the ratio of the Member's Percentage Interest to the Percentage Interest of all the Members.

     "SECRETARY OF STATE": the Secretary of State of the State of Delaware.

     "SELLING MEMBER": As defined in Section 6.4(d).

     "SHARES": The Class A Shares and the Class B Shares together. The Company shall not issue fractional Shares. An assignment of a Share shall be deemed to be the assignment of the Economic Interest that is represented by the Share.

     "TRADEMARKS": All trademark and service mark rights arising under the common law, state law, federal law and laws of foreign countries, all right, title and interest in all trademarks, service marks, trademark and service mark applications and registrations and trademark and service mark interests throughout the world.

     "TRADE SECRETS": All right, title and interest in all trade secrets and trade secret rights arising under the common law, state law, federal law or laws of foreign countries.

     "TRANSFER": With respect to a Membership Interest or any element of a Membership Interest, any sale, assignment, gift, encumbrance, or other disposition of a Membership Interest or any element of a Membership Interest, directly or indirectly, whether voluntary or involuntary.

     "TREASURY REGULATIONS": Final and temporary income tax regulations issued by the U.S. Treasury Department.

     "UNANIMOUS VOTE". The affirmative vote or written consent by members of the Board representing all of the Members entitled to vote.

     "UNRETURNED CAPITAL": As of the date of determination, the sum of all capital contributions of a Class A Member as of that date less the aggregate amount of distributions made (or deemed made under Section 2.3(a)) to the Member pursuant to Section 3.1.

     (b) CONSTRUCTION AND REFERENCE. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require. Unless otherwise specified, all references in this Agreement to Sections are deemed references to the corresponding Sections in this Agreement, and all references in this Agreement to Exhibits are references to the corresponding Exhibits attached to this Agreement.


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                               TABLE OF CONTENTS


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SECTION 1.       FORMATION .....................................................................1

         Section 1.1       Formation of the Company ............................................1

         Section 1.2       Name.................................................................2

         Section 1.3       Purpose and Scope....................................................2

         Section 1.4       Term.................................................................4

         Section 1.5       Office; Agent; Locations.............................................5

         Section 1.6       Defined Terms........................................................5

SECTION 2.       CAPITALIZATION OF THE COMPANY ................................................ 5

         Section 2.1       Initial Capital Contributions .......................................5

         Section 2.2       Additional Capital Contributions.....................................5

         Section 2.3       Failure to Contribute................................................6

         Section 2.4       Capital Accounts.....................................................7

         Section 2.5       Valuation of Company Assets..........................................8

         Section 2.6       Withdrawals..........................................................8

SECTION 3.       DISTRIBUTIONS AND ALLOCATIONS .................................................8

         Section 3.1       Nonliquidating Distributions ........................................8

         Section 3.2       Allocation of Net Income.............................................8

         Section 3.3       Allocation of Net Loss...............................................9

         Section 3.4       Special Allocations..................................................9

         Section 3.5       Tax Allocations.....................................................10

         Section 3.6       Other Allocation and Distribution Rules.............................11

         Section 3.7       Interest on Capital.................................................12

         Section 3.8       Determining Net Income and Net Loss.................................12

SECTION 4.       MEMBERS ......................................................................12

         Section 4.1       Ownership Rights ...................................................12

         Section 4.2       Limited Liability...................................................13

         Section 4.3       Admission of Additional Members.....................................13

         Section 4.4       Members Not Agents..................................................13

         Section 4.5       Voting Rights.......................................................13

         Section 4.6       Actions by Members..................................................14

SECTION 5.       MANAGEMENT OF THE COMPANY ....................................................14
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         Section 5.1       Initial Start-up Management ........................................14

         Section 5.2       Powers of the Board of Directors....................................14

         Section 5.3       Members of the Board of Directors...................................15

         Section 5.4       Board Meetings......................................................15

         Section 5.5       Officers of the Company.............................................17

         Section 5.6       Chairman of the Board...............................................18

         Section 5.7       Chief Executive Officer.............................................18

         Section 5.8       Chief Operating Officer.............................................19

         Section 5.9       Secretary...........................................................19

SECTION 6.       DISPUTE RESOLUTION ...........................................................19

         Section 6.1       Dispute; Confidentiality ...........................................19

         Section 6.2       Private Negotiation.................................................20

         Section 6.3       Mediation...........................................................20

         Section 6.4       Buy/Sell............................................................21

SECTION 7.       RELATIONSHIPS BETWEEN MEMBERS AND COMPANY ....................................22

         Section 7.1       Noncompetition .....................................................22

         Section 7.2       Contracts Between Members and Company...............................23

         Section 7.3       Confidentiality.....................................................24

SECTION 8.       RECORDS AND REPORTS ..........................................................25

         Section 8.1       Maintenance of Records .............................................25

         Section 8.2       Delivery to Members and Inspection..................................26

         Section 8.3       Reports.............................................................26

         Section 8.4       Tax Matters.........................................................28

         Section 8.5       Annual Business Plans...............................................28

SECTION 9.       INTERESTS OF MEMBERS .........................................................28

         Section 9.1       Transfers of Interests .............................................28

         Section 9.2       Right of First Refusal for Interests Owned by Members...............28

         Section 9.3       Section 754 Basis Election..........................................28

         Section 9.4       Rights of Legal Representatives.....................................29

SECTION 10.      EXCULPATION, INDEMNIFICATION AND INSURANCE ...................................29

         Section 10.1      Exculpation ........................................................29
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         Section 10.2      Indemnification.....................................................29

         Section 10.3      Insurance...........................................................29

         Section 10.4      Individual Member Insurance Requirements............................31

SECTION 11.      DEFAULT BY MEMBER ............................................................32

         Section 11.1      Events of Default ..................................................32

         Section 11.2      Notice and Cure.....................................................32

         Section 11.3      Remedies............................................................33

         Section 11.4      No Limitation on Remedies...........................................34

SECTION 12.      DISSOLUTION AND LIQUIDATION ..................................................35

         Section 12.1      Events of Dissolution ..............................................35

         Section 12.2      Effect of Dissolution...............................................35

         Section 12.3      Conversion to Corporation...........................................35

         Section 12.4      Accounting and Allocation Upon Dissolution, Liquidation
                           and Termination ....................................................36

         Section 12.5      Certificate of Cancellation.........................................37

SECTION 13.      OWNERSHIP, RIGHT AND OBLIGATIONS, LICENSING AND FUTURE DEVELOPMENT
                 OF TECHNOLOGY ................................................................37

         Section 13.1      Licenses Granted ...................................................37

         Section 13.2      License Fees........................................................38

         Section 13.3      Limitation on Use of Licensed Technology............................38

         Section 13.4      Proprietary Protection..............................................38

         Section 13.5      Future Development of Technology....................................39

         Section 13.6      Mutual Representations and Warranties...............................39

SECTION 14.      GENERAL PROVISIONS ...........................................................40

         Section 14.1      Governing Law ......................................................40

         Section 14.2      Attorneys' Fees.....................................................40

         Section 14.3      Mediation...........................................................41

         Section 14.4      Binding Effect......................................................41

         Section 14.5      Terms...............................................................41

         Section 14.6      Headings............................................................41

         Section 14.7      Severability........................................................41
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         Section 14.8      Multiple Counterparts...............................................42

         Section 14.9      Additional Documents and Acts.......................................42

         Section 14.10     No Third Party Beneficiary..........................................42

         Section 14.11     Notices.............................................................42

         Section 14.12     Amendments..........................................................43

         Section 14.13     Title to Company Property...........................................43

         Section 14.14     Waiver..............................................................43

         Section 14.15     Entire Agreement....................................................43

         Section 14.16     No State Law Partnership............................................43

         Section 14.17     Force Majeure.......................................................43

         Section 14.18     Public Announcements................................................44

         Section 14.19     Exhibits............................................................44
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